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                          FLAGSHIP CREDIT CORPORATION,
                           as Originator and Servicer

                                       AND

                     FLAGSHIP AUTO LOAN FUNDING LLC 1999-II,
                                  as Purchaser

                                       AND

                  FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2,
                                    as Issuer

                                       AND

                         HARRIS TRUST AND SAVINGS BANK,
                              as Indenture Trustee

                                       AND

                     COPELCO FINANCIAL SERVICES GROUP, INC.,
                               as Back-Up Servicer


                            -------------------------


                          SALES AND SERVICING AGREEMENT

                          Dated as of November 1, 1999

                            -------------------------


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



                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
ARTICLE I CONVEYANCE OF AUTO LOANS ...............................................    1
             SECTION 1.1 Conveyance of Auto Loans ................................    1
             SECTION 1.2 Transfers Intended as Sales; Capital Contribution .......    3
             SECTION 1.3 Further Encumbrance of Series Pool ......................    3

ARTICLE II THE AUTO LOANS ........................................................    4
             SECTION 2.1 Representations and Warranties of the Originator ........    4
             SECTION 2.2 Repurchase Upon Breach ..................................   11
             SECTION 2.3 Custody of Loan Files ...................................   12
             SECTION 2.4 Acceptance of Loan Files by Indenture Trustee ...........   13
             SECTION 2.5 Access to Loan Files ....................................   14
             SECTION 2.6 Substitution of Auto Loans ..............................   15

ARTICLE III ADMINISTRATION AND SERVICING OF AUTO LOANS ...........................   16
             SECTION 3.1 Duties of the Servicer ..................................   16
             SECTION 3.2 Collection of Auto Loan Payments,
                         Modifications of Auto Loans .............................   17
             SECTION 3.3 Realization Upon Auto Loans .............................   17
             SECTION 3.4 Insurance ...............................................   18
             SECTION 3.5 Security Interests in Vehicles ..........................   18
             SECTION 3.6 Additional Covenants of Servicer ........................   19
             SECTION 3.7 Purchase of Auto Loans Upon Breach of Covenant ..........   19
             SECTION 3.8 Servicing Fee ...........................................   20
             SECTION 3.9 Servicer's Certificate ..................................   20
             SECTION 3.10 Annual Statement as to Compliance, Notice of Servicer
                          Termination Event ......................................   20
             SECTION 3.11 Annual Independent Accountant's Report .................   21
             SECTION 3.12 Access to Certain Documentation and
                          Information Regarding Auto Loans .......................   21
             SECTION 3.13 Costs and Expenses .....................................   22
             SECTION 3.14 Insurance Policies .....................................   22

ARTICLE IV THE ORIGINATOR ........................................................   22
             SECTION 4.1 Representations of the Originator .......................   22
             SECTION 4.2 Merger or Consolidation of, or Assumption of the
                         Obligations of, the Originator ..........................   24
             SECTION 4.3 Limitation on Liability of the Originator and Others ....   24
             SECTION 4.4 The Originator May Own Notes ............................   25
             SECTION 4.5 Limitation on the Originator ............................   25
             SECTION 4.6 Representation of the Originator Relative to Flagship LLC   26

             SECTION 4.7 Costs ...................................................   26
             SECTION 4.8 Indemnification .........................................   26

ARTICLE V THE SERVICER AND THE BACK-UP SERVICER ..................................   28
             SECTION 5.1 Representations of the Servicer .........................   28
             SECTION 5.2 Representations of Backup Servicer ......................   30
             SECTION 5.3 Liability of Servicer; Indemnities ......................   32
             SECTION 5.4 Merger or Consolidation of, or Assumption of
                         the Obligations of the Servicer and Back-Up
                         Servicer ................................................   33
             SECTION 5.5 Limitation on Liability of Servicer, Back-Up Servicer and
                         Others ..................................................   34
             SECTION 5.6 Delegation of Duties ....................................   35

ARTICLE VI SERVICER TERMINATION EVENTS ...........................................   36
             SECTION 6.1 Servicer Termination Events .............................   36
             SECTION 6.2 Consequences of a Servicer Termination Event ............   37
             SECTION 6.3 Appointment of Successor ................................   38
             SECTION 6.4 Notification to Noteholders .............................   39
             SECTION 6.5 Waiver of Past Defaults .................................   39
             SECTION 6.6 Action Upon Certain Failures of the Servicer ............   39

ARTICLE VII  ADMINISTRATIVE DUTIES OF THE SERVICER ...............................   40
             SECTION 8.1 Administrative Duties ...................................   40
             SECTION 8.2 Records .................................................   41
             SECTION 8.3 Additional Information to be Furnished to the Issuer ....   41

ARTICLE IX MISCELLANEOUS PROVISIONS ..............................................   41
             SECTION 9.1 Amendment ...............................................   41
             SECTION 9.2 Protection of Title to Trust ............................   42
             SECTION 9.3 Conveyance of the Auto Loans and the Other
                         Conveyed Property to the Issuer .........................   44
             SECTION 9.4 Notices .................................................   44
             SECTION 9.5 Assignment ..............................................   45
             SECTION 9.6 Limitations on Rights of Others .........................   45
             SECTION 9.7 Severability ............................................   46
             SECTION 9.8 Separate Counterparts ...................................   46
             SECTION 9.9 Headings ................................................   46
             SECTION 9.10 Governing Law ..........................................   46
             SECTION 9.11 Assignment to Indenture Trustee ........................   46
             SECTION 9.12 Nonpetition Covenants ..................................   46
             SECTION 9.13 Limitation of Liability of Indenture Trustee ...........   47
             SECTION 9.14 Independence of the Servicer ...........................   47
             SECTION 9.15 No Joint Venture .......................................   47
             SECTION 9.16 Limitation of Liability of Owner Trustee ...............   47

ARTICLE X DEFINITIONS ............................................................   48

                          SALES AND SERVICING AGREEMENT


     This SALES AND SERVICING AGREEMENT is made and dated as of November 1, 1999, by and among FLAGSHIP AUTO LOAN FUNDING LLC 1999-II, a Delaware limited liability company, as purchaser hereunder ("Flagship LLC"), FLAGSHIP CREDIT CORPORATION, as originator and servicer (the "Originator" or the "Servicer") hereunder, FIRST UNION NATIONAL BANK, not in its individual capacity, but solely as Owner Trustee of FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2, as issuer (the "Issuer"), HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as indenture trustee (in such capacity, the "Indenture Trustee") and COPELCO FINANCIAL SERVICES GROUP, INC., a Delaware corporation, as Back-Up servicer (in such capacity, the "Back-Up Servicer").

                                 R E C I T A L S

     A. The Originator wishes to sell and assign to Flagship LLC, and Flagship LLC wishes to purchase from the Originator, all right, title and interest of the Originator in, to and under the Auto Loans, together with the security interests held by the Originator in the related Financed Vehicles and the Other Conveyed Property (such terms and all other capitalized terms used herein having the meanings ascribed thereto in Article X hereof unless otherwise indicated).

     B. Pursuant to the Depositor Purchase Agreement, Flagship LLC will sell and assign to the Depositor, all right, title and interest of Flagship LLC in, to and under the Auto Loans, together with the security interests held by Flagship LLC in the related Financed Vehicles, the Other Conveyed Property and its rights under the Sales and Servicing Agreement. Pursuant to the Owner Trust Purchase Agreement, the Depositor will sell and assign to the Issuer, all right, title and interest of the Depositor in, to and under the Auto Loans, together with the security interests held by the Depositor in the related Financed Vehicles, the Other Conveyed Property and its rights under the Depositor Purchase Agreement (including its rights under this Sales and Servicing Agreement). Pursuant to the Indenture, the Issuer is granting, inter alia, to the Indenture Trustee, for the benefit of the holders from time to time of the Notes and the Insurer, a security interest in all right, title and interest of the Issuer in, to and under the Auto Loans, the security interests held by the Issuer in the related Financed Vehicles and the Other Conveyed Property, and its rights under the Owner Trust Purchase Agreement, the Depositor Purchase Agreement and this Sales and Servicing Agreement.

                                    ARTICLE I

                            CONVEYANCE OF AUTO LOANS

     SECTION 1.1 Conveyance of Auto Loans.

     In consideration of Flagship LLC's delivery to the Originator on the Closing Date of the net proceeds from the sale of the Auto Loans and the other amounts to be distributed from time to time to the Originator in accordance with the terms of this Agreement, the Originator does hereby sell, transfer, assign, set over and otherwise convey to Flagship LLC, without recourse (subject to the obligations set forth herein):

          (i) all right, title and interest of the Originator in and to the Auto Loans listed in Schedule A hereto and all monies received thereunder after the Cut-off Date and all Actual Recovery Amounts received with respect to such Auto Loans after the Cut-off Date;

          (ii) all right, title and interest of the Originator in and to the security interests in the Financed Vehicles granted by Obligors pursuant to the Auto Loans and any other interest of the Originator in such Financed Vehicles, including, without limitation, the certificates of title related thereto;

          (iii) all right, title and interest of the Originator in and to any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Auto Loans or the Obligors thereunder;

          (iv) all right, title and interest of the Originator in and to related contracts, including third party contracts and the Originator's rights with respect to the Auto Loans under its dealer agreements;

          (v) all right, title and interest of the Originator in and to refunds for the costs of extended service contracts with respect to Financed Vehicles securing Auto Loans, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle under an Auto Loan or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;

          (vi) the Loan File related to each Auto Loan;

          (vii) all amounts and property from time to time held in or credited to the Collection Account;

          (viii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and Auto Loans, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; and

          (ix) the proceeds of any and all of the foregoing.

     SECTION 1.2 Transfers Intended as Sales; Capital Contribution.

     (a) It is the intention of the Originator that the transfer and assignment contemplated by this Agreement shall constitute a sale of the related Auto Loans and Other Conveyed Property from the Originator to Flagship LLC and the beneficial interest in and legal title to the related Auto Loans and Other Conveyed Property shall not be part of the Originator's estate in the event of the filing of a bankruptcy petition by or against the Originator under any bankruptcy law. In the event that, notwithstanding the intent of the Originator, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in Section 1.1 for the benefit of the Noteholders and the Insurer.

     (b) To the extent that the fair market value of the Auto Loans and Other Conveyed Property sold by the Originator hereunder exceeds the cash purchase price received therefor, such excess value shall be deemed a capital contribution by the Originator to Flagship LLC in exchange for its membership interest in Flagship LLC.

     (c) Pursuant to Section 1.1 of this Agreement, the Originator has conveyed to Flagship LLC all of the Originator's right, title and interest in its rights and benefits, but none of its obligations or burdens, under certain contracts agreements including the Originator's rights under third party contracts and dealer agreements. The Originator hereby represents and warrants to Flagship LLC that such assignment is valid, enforceable and effective to permit Flagship LLC to enforce such obligations of the parties thereto.

     SECTION 1.3 Further Encumbrance of Series Pool.

     (a) Immediately upon the conveyance to Flagship LLC by the Originator of any item included in the Series Pool pursuant to Section 1.1, all right, title and interest of the Originator in and to such item in the Series Pool shall terminate, and all such right, title and interest shall vest in Flagship LLC, in accordance with the terms hereof.

     (b) Immediately upon the vesting of the Auto Loans in Flagship LLC, Flagship LLC shall have the sole right to pledge or otherwise encumber, such Auto Loans. Pursuant to the Depositor Purchase Agreement, Flagship LLC will sell and assign the Series Pool to the Depositor. Pursuant to the Owner Trust Purchase Agreement, the Depositor will sell and assign the Series Pool to the Issuer. Pursuant to the Indenture, the Issuer shall grant a security interest in the Series Pool to secure the repayment of the Notes.

     (c) The Indenture Trustee shall, at such time as there are no Notes outstanding and all sums due to the Indenture Trustee pursuant to the Indenture and this Agreement and to the Insurer pursuant to the Transaction Documents, have been paid, release any remaining portion of the Series Pool to the Issuer pursuant to the terms of the Indenture.

                                   ARTICLE II

                                 THE AUTO LOANS

     SECTION 2.1 Representations and Warranties of the Originator.

     (a) The Originator makes the following representations and warranties, as to the Auto Loans it is selling hereunder, to Flagship LLC, the Depositor, the Insurer, the Issuer and to the Indenture Trustee for the benefit of the Noteholders on which the Issuer relies in acquiring the Auto Loans pursuant to the Owner Trust Purchase Agreement and on which the Insurer relies in issuing the Policy. Such representations and warranties speak as of the execution and delivery of this Agreement as of the Closing Date, in the case of the Auto Loans (other than Substitute Auto Loans), and as of the related date of substitution in the case of Substitute Auto Loans, but shall survive the sale, transfer and assignment of the Auto Loans to Flagship LLC and the ultimate pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (i) Eligibility. Each Auto Loan is an Eligible Auto Loan as of the Closing Date. Each Substitute Auto Loan is an Eligible Auto Loan as of the date of the related substitution.

          (ii) Characteristics of Auto Loans. (A) Each Auto Loan (1) has been originated in the United States of America by a Dealer, or the Originator, respectively, for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's or Originator's business, without any fraud or misrepresentation on the part of such Dealer or the Originator and was purchased by the Originator in the ordinary course of the Originator's business and has been fully and properly executed by the parties thereto,
     (2) has created a valid, subsisting, and enforceable first priority perfected security interest in favor of the Originator in the Financed Vehicle, which security interest has been assigned hereunder by the Originator to Flagship LLC, which is simultaneously assigning such security interest to the Depositor, which is simultaneously assigning such security interest to the Issuer, which is simultaneously assigning such security interest to the Indenture Trustee, and such security interest is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any tax liens or mechanics' liens which may arise after the Closing Date; provided, however, that the foregoing shall not be construed as a representation as to whether or not any of such entities are listed on the certificate of title or similar instrument relating to such Financed Vehicle, (3) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against the collateral of the benefits of the security, (4) provides for contractual level monthly payments that fully amortize the Amount Financed over the original term (except for the last payment, which may be different from the level payment but by no more than 20% of such level payment) and yield interest at the Annual Percentage Rate, (5) is a Simple Interest Receivable and (6) all payments on each Auto Loan are required to be made in United States dollars.

          (iii) No Auto Loan has a payment that is more than 31 days overdue as of the Cut-off Date or the applicable date of substitution, as the case may be; each Auto Loan has a final scheduled payment date no later than November 10, 2005; and each Auto Loan was originated on or before the Cut-off Date and each Substitute Auto Loan was originated before the applicable date of substitution.

          (iv) Schedule of Auto Loans. The information with respect to the Auto Loans set forth in Schedule A to this Agreement is true and correct in all material respects as of the close of business on the Cut-off Date or the related date of substitution, as the case may be, and no selection procedures adverse to the Noteholders or the Insurer have been utilized in selecting the Auto Loans.

          (v) Compliance with Law. Each Auto Loan, the sale of the Financed Vehicle and the sale of any physical damage, credit life and credit accident and health insurance and any extended warranties or service contracts complied at the time the related Auto Loan was originated or made and at the execution of this Agreement (or the applicable date of substitution) complies in all material respects with all requirements of applicable Federal, State, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

          (vi) No Government Obligor. None of the Auto Loans are due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State.

          (vii) Auto Loans in Force. No Auto Loan has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Auto Loan in whole or in part. As of the Cut-off Date or date of substitution, as applicable, each Auto Loan will be in full force and effect in accordance with its terms and neither the Originator nor any Obligor has or will have suspended or reduced any payment or obligations due or to become due thereunder by reason of a default by the other party to such Auto Loan.

          (viii) No Waiver. Except as permitted under Section 3.2, no provision of an Auto Loan has been waived.

          (ix) No Amendments. Except as permitted under Section 3.2, no Auto Loan has been amended or modified.

          (x) No Defenses. No right of rescission, setoff, counterclaim or defense, including the defense of usury, exists or has been asserted or threatened with respect to any Auto Loan. The operation of the terms of any Auto Loan or the exercise of any right thereunder will not render such Auto Loan unenforceable in whole or in part or subject to any such right of rescission, setoff, counterclaim, or defense.

          (xi) No Liens. As of the Cut-off Date (with respect to the Auto Loans or the related date of substitution for Substitute Auto Loans), (a) there are no liens or claims existing or which have been filed for work, labor, storage or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Auto Loan and (b) there is no lien against the related Financed Vehicle for delinquent taxes. None of the Auto Loans are described, listed or identified on any financing statement (unless any lien on such Auto Loan has been released) filed against the Originator other than in connection with this Agreement.

          (xii) No Default, Repossession. Except for payment delinquencies continuing for a period of not more than 31 days as of the Cut-off Date (with respect to the Auto Loans) or the related date of substitution (with respect to the Substitute Auto Loans), no default, breach, violation or event permitting acceleration under the terms of any Auto Loan has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Auto Loan has arisen; and the Originator shall not waive and has not waived any of the foregoing (except in a manner consistent with Section 3.2); and no Financed Vehicle shall have been repossessed as of the Cut-off Date (with respect to the Auto Loans) or the related date of substitution (with respect to Substitute Auto Loans). No Auto Loan relates to a Financed Vehicle that has been repossessed and redeemed by the related Obligor.

          (xiii) Insurance; Other. (A) Each Obligor has obtained insurance covering the Financed Vehicle as of the execution of the Auto Loan insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage which is customary to industry practice for the type and age of the Financed Vehicle covered thereby and is consistent with the Originator's historic requirements for such coverage, and each Auto Loan requires the Obligor to maintain an insurance policy naming the Originator and its successors and assigns as an additional insured, (B) each Auto Loan that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate of insurance naming the Originator and its successors and assigns as policyholder (creditor) under each such insurance policy and certificate of insurance and (C) as to each Auto Loan that finances the cost of an extended service contract, at origination, the respective Financed Vehicle which secures the Auto Loan was covered by an extended service contract.

          (xiv) Title. As of the Closing Date (or date of substitution, as applicable), except as contemplated by the Transaction Documents, no Auto Loan has been sold, transferred, assigned, or pledged by the Originator to any Person other than Flagship LLC. Immediately prior to the transfer and assignment herein contemplated, the Originator had good and marketable title to each Auto Loan and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfers thereof, by the Originator to Flagship LLC, by Flagship LLC to the Depositor, and by the Depositor to the Issuer, the Issuer shall have good and marketable title to each such Auto Loan and will be the sole owner thereof, free and clear of all liens, encumbrances, security interests, and rights of others (except for the Indenture Trustee on behalf of the Noteholders and the Insurer), and the transfer has been perfected under the UCC. The rights with respect to each Auto Loan are assignable by the Originator without the consent of any Person other than consents which will have been obtained on or before the Closing Date or the date of substitution, as applicable. Pursuant to the Indenture, the Indenture Trustee on behalf of the Noteholders and the Insurer will have a first priority perfected security interest in the Auto Loans.

          (xv) Lawful Assignment. No Auto Loan has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Auto Loan under this Agreement, including any repurchase in accordance with the Transaction Documents or pursuant to transfers of the Notes shall be unlawful, void, or voidable. The Originator has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Auto Loans.

          (xvi) All Filings Made. All filings, notices, transfers and recordings, including all UCC filings necessary in any jurisdiction to give the Issuer a first priority perfected ownership interest and the Indenture Trustee a first priority perfected security interest in the

     Auto Loans and the Other Conveyed Property have been made, taken or performed and are in full force and effect.

          (xvii) Loan File; One Original. The Originator has delivered to the Indenture Trustee a complete Loan File with respect to each Auto Loan. There is only one original executed Contract in connection with each Auto Loan.

          (xviii) Chattel Paper. Each Contract in connection with each Auto Loan constitutes "chattel paper" under the UCC.

          (xix) Valid and Binding Obligation of Obligor. Each Auto Loan is the legal, valid and binding obligation in writing of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby. There are no proceedings pending or, to the best of the Originator's knowledge, threatened wherein the Obligor or any governmental agency has alleged that any Auto Loan is illegal or unenforceable.

          (xx) Characteristics of Obligors. As of the date of each Obligor's application for the loan from which the related Auto Loan arises, such Obligor (a) did not have any material past due credit obligations or any personal or real property repossessed or wages garnished within one year prior to the date of such application, unless such amounts have been repaid or discharged through bankruptcy, (b) was not the subject of any Federal, State or other bankruptcy, insolvency or similar proceeding pending on the date of application that is not discharged, (c) had not been the subject of more than one Federal, State or other bankruptcy, insolvency or similar proceeding, and (d) was domiciled in the United States. Each Obligor has paid the entire down payment called for by the Originator's credit and collection policies. There are no proceedings pending, or to the best of the Originator's knowledge, threatened, asserting insolvency of any Obligor.

          (xxi) Origination Date. Each Auto Loan has an origination date on or after July 1, 1997.

          (xxii) Maturity of Auto Loans. The original term to maturity of each Auto Loan is 72 months or less. In the event the original term to scheduled maturity date of an Auto Loan is in excess of 60 months, the related Obligor has a FICO Score of at least 580.

          (xxiii) Location of Loan Files. A complete Loan File with respect to each Auto Loan has been or prior to the Closing Date or related date of substitution, as applicable, will be delivered to the Indenture Trustee at 111 West Monroe Street, Chicago, Illinois 60603.

          (xxiv) Casualty. No Financed Vehicle has suffered a Casualty.

          (xxv) Full Amount Advanced. The full amount of each Auto Loan has been advanced to each Obligor, and there are no requirements for future advances thereunder. The Obligor with respect to the Auto Loan does not have any option under the Auto Loan to borrow from any person additional funds secured by the Financed Vehicle.

          (xxvi) Series Pool Characteristics. With respect to the Series Pool after giving effect to the transfer of any Auto Loan to the Issuer: (A) the aggregate Principal Balance of Auto Loans relating to used Financed Vehicles does not exceed 70% of the Outstanding Portfolio Balance; (B) the aggregate Principal Balances of the Auto Loans related to Obligors located in one single state does not comprise more than 21.5% of the Outstanding Portfolio Balance; (C) the aggregate Principal Balance of Auto Loans in the Series Pool with an original scheduled term to maturity date of the related Auto Loan in excess of 60 months shall not exceed 66% of the Outstanding Portfolio Balance; (D) the aggregate Principal Balance of Auto Loans related to Obligors that have FICO Scores below 500 comprise no more than 1% of the Outstanding Portfolio Balance; (E) the aggregate Principal Balance of Auto Loans in the Series Pool with FICO Scores below 550 does not exceed 9% of the Outstanding Portfolio Balance; (F) the aggregate Principal Balance of Auto Loans in the Series Pool with FICO Scores below 600 does not exceed 30% of the Outstanding Portfolio Balance; (G) has a maximum Amount Financed of $30,000, except that the aggregate Principal Balance of the Auto Loans for amounts financed up to $65,000 may represent up to 2% of the Outstanding Portfolio Balance; and (H) the aggregate Principal Balance of the Auto Loans with respect to which the related Obligor has made at least one Scheduled Payment on the related Auto Loan by the Cut-off Date or the date of substitution, as applicable, shall be at least 80% of the Outstanding Portfolio Balance.

          (xxvii) All documents necessary to (i) permit the Indenture Trustee to submit the certificates of title for each Financed Vehicle to the applicable department of motor vehicles for retitling in the name of the Indenture Trustee as secured party, and (ii) enforce the Indenture Trustee's rights as secured party to the related Financed Vehicle, have been delivered to the Indenture Trustee.

          (xxviii) Each Auto Loan being acquired by the Indenture Trustee is substantially similar to one of the Originator's standard form loan contracts except for immaterial modifications or deviations from the form loan contracts. Any such modifications or deviations on the form loan contracts will not have a material adverse effect on the Noteholders or Insurer and will not reduce the Scheduled Payments or other payments due under the Auto Loans.

          (xxix) Each Auto Loan was originated by the Originator or a Dealer and underwritten by the Originator or the Dealer pursuant to agreed upon underwriting and documentation standards. Each such Dealer's underwriting and origination criteria meet the Credit and Collection Policies. The collection practices used by the Originator with respect to each Auto Loan have been in all material respects legal, proper, prudent and customary in the automotive financing and servicing business.

          (xxx) Each Dealer that originated an Auto Loan for sale to the Originator has been selected by the Originator based on the Originator's underwriting criteria, its financial and operating history and record of compliance with requirements of applicable Federal and state law. The purchase price for each Auto Loan has been paid in full by the Originator to the Dealer; there is no other payment due to such Dealer from the Originator for the purchase of such Auto Loan; such Dealer has no right, title or interest in or to any Auto Loan; any payment owed to such Dealer by the Originator is a corporate obligation of the Originator in the nature of a bonus for amount collected by the Originator in excess of the purchase price for an Auto Loan. To the best of the Originator's knowledge, no Dealer has engaged in any conduct constituting fraud or misrepresentation with respect to the Auto Loans or Other Conveyed Property.

          (xxxi) Each such Auto Loan is within its original term and has not had any extensions that were not reflected on the schedule of Auto Loans.

          (xxxii) To the best of the Originator's knowledge, no Obligor is a Person involved in the business of leasing or selling equipment of a type similar to the Financed Vehicles.

          (xxxiii) No Auto Loan constitutes a "consumer lease" under either (a) the UCC as in effect in the jurisdiction whose law governs the Auto Loan or
     (b) the Consumer Leasing Act, 15 USC 1667.

          (xxxiv) The Originator has duly fulfilled all obligations to be fulfilled on the lender's part under or in connection with the origination, acquisition and assignment of the Auto Loans and Other Conveyed Property including, without limitation, giving any notices or consents necessary to effect the acquisition of the Auto Loans and Other Conveyed Property by the Indenture Trustee, and has done nothing to impair the rights of the Indenture Trustee and the Noteholders in payments with respect thereto. The Originator has obtained all necessary licenses, permits and charters required to be obtained by the Originator, which failure to obtain would render any portion of the Transaction Documents unenforceable and would have a material adverse effect on the Insurer or the Noteholders.

          (xxxv) The sales of the Auto Loans and Other Conveyed Property (i) from Flagship LLC to the Depositor and (ii) from the Depositor to the Issuer does not violate the terms or provisions of any loan or any other agreement to which the Originator is a party or by which it is bound.

          (xxxvi) The sales, transfers, assignments and conveyances of the Auto Loans and Other Conveyed Property by the Originator pursuant to this Sales and Servicing Agreement, by Flagship LLC pursuant to the Depositor Purchase Agreement and by the Depositor pursuant to the Owner Trust Purchase Agreement are not subject to and will not result in any tax, fee or governmental charge payable by the Originator, Flagship LLC, the Depositor, the Issuer or the Indenture Trustee to any federal, state or local government ("Transfer Taxes") other than Transfer Taxes which have or will be paid by the Originator as due. In the event that the Depositor, the Issuer or the Indenture Trustee receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of the Auto Loans and Other Conveyed Property, on written demand by the Depositor, the Issuer or the Indenture Trustee, or upon the Originator's otherwise being given notice thereof by the Depositor, the Issuer or the Indenture Trustee, the Originator shall pay, and otherwise indemnify and hold the Depositor, the Issuer, the Indenture Trustee, and Insurer harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Noteholders, the Indenture Trustee, the Issuer, the Depositor, and Insurer shall have no obligation to pay such Transfer Taxes).

          (xxxvii) The computer tape from which the selection of the Auto Loans being acquired on the Cut-off Date was made available to the accountants that are providing a comfort letter to Insurer and the Noteholders in connection with any information contained in the Prospectus Supplement, and such information was complete and accurate as of its date and includes a description of the same Auto Loans that are described on the Schedule of Auto Loans and the payments received thereunder as of the Cut-off Date.

          (xxxviii) Each Auto Loan satisfied in all material respects the requirements of the Credit and Collection Policies as in effect as of the date of purchase of such Auto Loan by the Originator.

          (xxxix) Each Auto Loan contains provisions requiring the Obligor to assume all risk of loss or malfunction of the related Financed Vehicle and to maintain liability insurance with respect thereto, requiring the Obligor to pay all sales, use, property, excise and other similar taxes imposed on or with respect to the related Financed Vehicle and making the Obligor liable for all payments required to be made thereunder. No Auto Loan provides for the substitution, exchange or addition of any Financed Vehicle subject to such Auto Loan. Each Auto Loan requires the Obligor to maintain the related Financed Vehicle in good and workable order.

          (xl) To the best of the Originator's knowledge, each Financed Vehicle was properly delivered to the related Obligor in good repair, without defects and in satisfactory order, and, to the best of the Originator's knowledge, each Financed Vehicle is in good operating condition and repair as of the Cut-off Date or the related date of substitution, as applicable. To the best of the Originator's knowledge, each Financed Vehicle was accepted by the Obligor after reasonable opportunity to inspect and test same and no Obligor has informed the Originator of any defect therein.

          (xli) Each Auto Loan does not permit early termination or prepayment unless the amount to be paid by or on behalf of the Obligor in respect of such prepayment or termination is at least equal to the Purchase Amount.

     SECTION 2.2 Repurchase Upon Breach.

     The Servicer, the Depositor, the Insurer or the Indenture Trustee (upon actual knowledge of a Responsible Officer thereof), as the case may be, shall inform the other parties to this Agreement and the Insurer promptly, in writing, upon the actual discovery of any breach of the Originator's representations and warranties made pursuant to Section 2.1 (without regard to any limitations therein as to the Originator's knowledge). Unless the breach shall have been cured by the last day of the first Collection Period following the earlier of discovery thereof by the Indenture Trustee, the Depositor, the Servicer or the Insurer or receipt by the Indenture Trustee, the Depositor and the Insurer of notice from the Originator or the Servicer of such breach, the Originator shall repurchase such Auto Loan if the value of such Auto Loan or the interests of the Insurer is materially and adversely affected by the breach as of the last day of such first Collection Period (or, at the Originator's option, the last day of the first Collection Period following the discovery) and, in the event that the breach relates to a characteristic of the Auto Loans set forth in Section 2.1(xxv), and if the interests of the Issuer or Insurer or the Noteholders are materially and adversely affected by such breach, unless the breach shall have been cured by the last day of such first Collection Period, the Originator shall purchase such Auto Loans, such that following such purchase such representation shall be true and correct with respect to the remainder of the Auto Loans in the aggregate. In consideration of the purchase of the Auto Loans, the Originator shall remit the Purchase Amount, in the manner specified in Section 4.06 of the Indenture. The sole remedy of the Issuer, the Depositor, the Indenture Trustee, the Noteholders or the Insurer with respect to a breach of representations and warranties pursuant to Section 2.1 shall be to enforce the Originator's obligation to purchase such Auto Loans pursuant hereto; provided, however, that the Originator shall fully indemnify the Indenture Trustee, the Depositor, the Insurer, the Issuer (as such and the Owner Trustee in its individual capacity) and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. Upon receipt of the Purchase Amount and written instructions from the Servicer, the Indenture Trustee shall release to the Originator or its designee the related Loan File and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Originator and delivered to the Indenture Trustee and necessary to vest in the

Originator or such designee title to the Auto Loan including a certificate of the Indenture Trustee in the form of Exhibit E-1 (the "Indenture Trustee's Certificate").

     SECTION 2.3 Custody of Loan Files.

     (a) In connection with the sale, transfer and assignment of the Auto Loans and the Other Conveyed Property to Flagship LLC pursuant to this Agreement, the subsequent sale, transfer and assignment of the Auto Loans and the Other Conveyed Property by Flagship LLC to the Depositor pursuant to the Depositor Purchase Agreement, the subsequent sale, transfer and assignment of the Auto Loans and the Other Conveyed Property by the Depositor to the Issuer pursuant to the Owner Trust Purchase Agreement and the pledge of the Auto Loans and Other Conveyed Property by the Issuer to the Indenture Trustee pursuant to the Indenture, the Indenture Trustee shall act as custodian of the following documents or instruments in its possession which shall be delivered to the Indenture Trustee on or before the Closing Date or the related date of substitution, as the case may be (with respect to each Auto Loan):

          (i) the fully executed original of the Contract in connection with each Auto Loan (together with any agreements modifying the Auto Loan, including, without limitation, any extension agreements); and

          (ii) such documents that the Originator shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Originator in the Financed Vehicle or, if not yet received, a copy of the application therefor showing the Originator as secured party (collectively, the "Loan Files").

     (b) The Servicer will retain the original certificates of title with respect to all of the Financed Vehicles, which certificates of title are in the name of the Originator. The Servicer shall segregate such certificates from all other files it is holding on behalf of itself or any other Person. At the Servicer's expense and within 90 days of the Closing Date, the Servicer shall cause a third party reasonably acceptable to the Insurer to audit the files in which such certificates of title are held. Thereafter, the Insurer shall have the right to direct the occurrence of such audit. Such audits shall include procedures reasonably acceptable to the Insurer. Upon the earliest to occur of
(i) an Insurance Agreement Indicator, (ii) the incurrence by Copelco of a net loss in any fiscal quarter or (iii) the occurrence of an Insolvency Event with respect to the Originator, at the direction of the Insurer, the Servicer shall deliver the aforementioned certificates of title to a third party designated by the Insurer. If upon such direction the certificates of title are not delivered to such third party within 30 days of receipt by the Servicer of written instructions from the Insurer, the Servicer shall purchase at the Purchase Amount all Auto Loans for which certificates of title were not delivered to such third party by the next occurring Determination Date.

     (c) Upon payment in full of any Auto Loan, the Servicer will notify the Indenture Trustee pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 3.2 have been so deposited) and shall request delivery of the related Loan File to the Servicer.

     (d) The Servicer's re-liening obligation set forth in Section 2.02(s) of the Insurance Agreement shall be an expense of the Servicer.

     SECTION 2.4 Acceptance of Loan Files by Indenture Trustee.

     The Indenture Trustee acknowledges receipt of files which the Originator has represented are the Loan Files for the Auto Loans. The Indenture Trustee has reviewed such Loan Files and has determined (with the exception of the items listed on the related "Exception Report") that it has received a Loan File for each Auto Loan identified in Schedule A to this Agreement. Prior to any date of substitution, the Originator will cause to be delivered to the Indenture Trustee the Loan Files for the Substitute Auto Loans to be transferred to the Issuer on such date of substitution. The Indenture Trustee declares that it holds and will continue to hold such files and any amendments, replacements or supplements thereto and all Other Conveyed Property as Indenture Trustee in trust for the use and benefit of all present and future Noteholders and the Insurer. The Indenture Trustee agrees to review each Loan File delivered to it no later than 15 days after the Closing Date or date of substitution, as applicable, to determine whether such Loan Files contain the documents referred to in Sections 2.3(a)(i) and (ii). If the Indenture Trustee has found or finds that a file for an Auto Loan has not been received, or that a file is unrelated to the Auto Loans identified in Schedule A to this Agreement or that any of the documents referred to in Section 2.3(a)(i) or (ii) are not contained in a Loan File, the Indenture Trustee shall inform the Originator and the Insurer promptly, in writing, of the failure to receive a file with respect to such Auto Loan (or of the failure of any of the aforementioned documents to be included in the Loan
File) and shall return to the Originator any file unrelated to an Auto Loan identified in Schedule A to this Agreement (it being understood that the Indenture Trustee's obligation to review the contents of any Loan File shall be limited as set forth in the preceding sentence). Unless such defect with respect to such Loan File shall have been cured by the last day of the first Collection Period following discovery thereof by the Indenture Trustee, the Originator shall repurchase any such Auto Loan as of such last day. In consideration of the purchase of the Auto Loan, the Originator shall remit the Purchase Amount, in the manner specified in Section 4.06 of the Indenture. The sole remedy of the Indenture Trustee, the Depositor, the Issuer, or the Noteholders with respect to a breach pursuant to this Section 2.4 shall be to require the Originator to purchase the applicable Auto Loans pursuant to this Section 2.4; provided, however, that the Originator shall fully indemnify the Indenture Trustee, the Depositor, the Insurer, the Issuer (as such and the Owner Trustee in its individual capacity) and the Noteholders and hold any of them harmless against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. Upon receipt of the Purchase Amount and written instructions from the Servicer, the Indenture Trustee shall release to the Originator or its designee the related Loan File and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Originator and delivered to the Indenture Trustee and are necessary to vest in the Originator or such designee title to the Auto Loan including an Indenture Trustee's Certificate. As part of the initial audit referred to in Section 2.3(b), such third party, which shall not be the Indenture Trustee, shall make a list of Auto Loans for which an application for a certificate of title but not an original certificate of title is included in the Loan File as of the date of its review of the Loan Files and deliver a copy of such list to the Servicer, the Depositor, the Indenture Trustee and the Insurer. On the date which is 180 days following the Closing Date (or applicable date of substitution) or, if such day is not a Business Day, the next succeeding Business Day, such third party shall inform the Originator and the other parties to this Agreement and the Insurer of any Auto Loan for which the related Loan File on such date does not include an original certificate of title and the Originator shall repurchase any such Auto Loan as of the last day of the current Collection Period.

     SECTION 2.5 Access to Loan Files.

     The Indenture Trustee shall permit the Servicer and the Insurer access to the Loan Files at all reasonable times during the Indenture Trustee's normal business hours and, upon written request of the Servicer, the Indenture Trustee will provide the Servicer with the Loan File with respect to an Auto Loan by overnight courier. The Indenture Trustee shall, within two Business Days of the request of the Servicer or the Insurer, execute such documents and instruments as are prepared by the Servicer or the Insurer and delivered to the Indenture Trustee, as the Servicer or the Insurer deems necessary to permit the Servicer, in accordance with its customary servicing procedures, to enforce the Auto Loan on behalf of the Issuer and any related insurance policies covering the Obligor, the Auto Loan or Financed Vehicle so long as such execution does not conflict with this Agreement and will not cause it undue risk or liability. The Indenture Trustee shall not be obligated to release any document from any Loan File unless it receives a trust receipt signed by a Servicing Officer in the form of Exhibit C to the Indenture (the "Trust Receipt"). Such Trust Receipt shall obligate the Servicer to return such document(s) to the Indenture Trustee when the need therefor no longer exists unless the Auto Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer substantially in the form of Exhibit D hereto to the effect that all amounts required to be deposited in the Collection Account with respect to such Auto Loan have been so deposited, the Trust Receipt shall be released by the Indenture Trustee to the Servicer.

     SECTION 2.6 Substitution of Auto Loans.

     (a) Subject to the satisfaction of the requirements set forth in Section 2.6(d) hereof, the Originator shall have the right (but not the obligation) to substitute Auto Loans ("Substitute Auto Loans") for Charged-off Auto Loans; provided that, at the time of such substitution and after giving effect to such substitution, Substitute Auto Loans must in the aggregate (i) be at least equal in outstanding Principal Balance and at least equal in terms of credit quality (including FICO Scores) to the Auto Loans being replaced; (ii) not have final scheduled maturity dates later than the final scheduled maturity dates of the Auto Loans being replaced and not have original scheduled terms to maturity longer than the Auto Loans being replaced; (iii) be Eligible Substitute Auto Loans; (iv) satisfy all of the representations and warranties contained in Article II; (v) have APR's at least equal to or greater than the APR's of the Auto Loans being replaced; (vi) not be secured by a greater percentage of used Financed Vehicles (as opposed to new Financed Vehicles) than the Auto Loan being replaced; and (vii) not cause the aggregate outstanding Principal Balance of Substitute Auto Loans to exceed 10% of the Initial Portfolio Balance.

     (b) Charged-off Auto Loans will continue to be used in the calculation of all Portfolio Performance Tests and Portfolio Performance Indicators irrespective of the (i) substitution therefor pursuant to this Section 2.6, and
(ii) whether such Charged-off Auto Loans are removed from the Series Pool.

     (c) Each substitution pursuant to this Section 2.6 shall include the right to receive all amounts received by the Servicer after the end of the preceding calendar month under each Substitute Auto Loan. At the time of each such substitution, the Originator shall transfer to the Indenture Trustee all payments actually received.

     (d) By 11:00 A.M. on the third Business Day following each Determination Date, the Originator shall give written notice to the Servicer of any substitution pursuant to this Section 2.6 of Substitute Auto Loans. By 11:00 A.M. on the fourth Business Day following each Payment Date, the Originator shall deliver to the Servicer, the Depositor, the Insurer and the Indenture Trustee and, to the extent not included in the Servicer's Certificate, the Indenture Trustee shall promptly deliver to each Rating Agency (i) a supplement to Schedule A hereto setting forth the information shown thereon for each such Substitute Auto Loan, (ii) an Officer's Certificate (A) certifying that each such Substitute Auto Loan is an Eligible Substitute Auto Loan, (B) identifying each predecessor Auto Loan for which a substitution has been made and (C) certifying that all conditions precedent to such substitution have been satisfied and (iii) such additional information concerning such Substitute Auto Loans as may be needed for the Servicer to prepare its monthly reports pursuant to Section 3.9 hereof and to otherwise carry out its duties as servicer hereunder.

     (e) The Originator shall promptly deliver to the Indenture Trustee the original executed counterpart of each Contract and the rest of the Loan File relative to each Substitute Auto Loan assigned to the Issuer pursuant to this
Section 2.6 and thereupon shall promptly deliver to the Issuer notice of such delivery to the Indenture Trustee, and upon receipt of such notice the Issuer shall promptly request the Indenture Trustee to deliver to it the original executed counterpart of each Contract relating to each predecessor Auto Loan for which substitution has been made pursuant to this Section 2.6.

     (f) Upon any substitution of Auto Loans in accordance with the provisions of this Section 2.6, the Originator's obligations hereunder with respect to the predecessor Auto Loan shall cease, but the Issuer and the Servicer shall each thereafter have the same obligations with respect to the Substitute Auto Loans subsequent to such substitution as it has with respect to all other Auto Loans subject to the terms hereof.

                                   ARTICLE III

                   ADMINISTRATION AND SERVICING OF AUTO LOANS

     SECTION 3.1 Duties of the Servicer.

     (a) The Servicer, as agent for the Issuer, the Noteholders and the Insurer shall manage, service, administer and make collections on the Auto Loans with reasonable care, using that degree of skill and attention customary and usual for institutions which service motor vehicle retail installment contracts similar to the Auto Loans and, to the extent more exacting, that the Servicer exercises with respect to all comparable automotive auto loans that it services for itself or others. In performing such duties, the Servicer shall comply with the Credit and Collection Policies.

     (b) The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Auto Loans, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee and the Insurer with respect to payments.

     (c) Without limiting the generality of the foregoing, and subject to the servicing standards set forth in this Agreement, the Servicer is authorized and empowered by the Issuer to execute and deliver, on behalf of itself, the Issuer or the Noteholders, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Auto Loans or to the Financed Vehicles securing such Auto Loans and/or the certificates of title. If the Servicer shall commence a legal proceeding to enforce an Auto Loan, the Issuer shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Auto Loan to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce an Auto Loan on the ground that it shall not be a real party in interest or a holder entitled to enforce such Auto Loan, the Issuer shall, at the Servicer's expense and written direction, take steps to enforce such Auto Loan, including bringing suit in its name or the name of the Noteholders. The Servicer shall prepare and furnish, and the Indenture Trustee shall execute, any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     SECTION 3.2 Collection of Auto Loan Payments, Modifications of Auto Loans.

     (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Auto Loans as and when the same shall become due and shall follow the Credit and Collection Policies as it follows with respect to all comparable auto loans that it services for itself or others and in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Issuer with respect thereto; provided, however, that promptly after the Closing Date (or date of substitution, as applicable) the Servicer shall notify each Obligor to make all payments with respect to the Auto Loans to the Servicer if not previously notified by the Servicer. The Servicer will forward the proceeds of such payments within two Business Days of receipt thereof to the Indenture Trustee for deposit by the Indenture Trustee to the Collection Account. The Indenture Trustee upon direction of the Insurer shall give Obligors notice of assignment of the Auto Loans and issue new payment instructions.

     (b) The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Auto Loan. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable auto loans that it services for itself or others and in accordance with the terms of this Agreement. The Servicer may not grant an extension on an Auto Loan. In no event shall the Principal Balance of an Auto Loan be reduced by the Servicer, except in connection with a Cram Down Loss or a settlement in the event the Auto Loan becomes a defaulted Auto Loan. Notwithstanding anything to the contrary contained herein, the Servicer shall not agree to any alteration of the interest rate on any Auto Loan or of the amount of any Scheduled Payment, except in connection with a Cram Down Loss.

     SECTION 3.3 Realization Upon Auto Loans.

     (a) The Servicer shall service defaulted Auto Loans in accordance with the Credit and Collection Policies, and will take all other appropriate and reasonable collection and recovery actions, including, but not limited to, repossession in accordance with applicable law. The Servicer shall deposit all amounts recovered (less the Servicer's reasonable and customary out of pocket expenses) with respect to defaulted Auto Loans and all Actual Recovery Amounts in the Collection Account within two Business Days of receipt thereof.

     (b) On behalf of the Issuer, the Noteholders, the Indenture Trustee and the Insurer, the Servicer shall use its best efforts, consistent with the servicing procedures set forth herein, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Auto Loan as to which the Servicer shall have determined eventual payment in full is unlikely; provided, however, that the Servicer may elect not to commence such efforts within such time period if in its good faith judgment it determines either that it would be impracticable to do so or that the proceeds ultimately recoverable with respect to such Auto Loan would be increased by forbearance. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of auto loans, consistent with the standards of care set forth in
Section 3.2, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the proceeds ultimately recoverable with respect to such Auto Loan by an amount greater than the amount of such expenses.

     SECTION 3.4 Insurance.

     (a) The Servicer, in accordance with the servicing procedures and standards set forth herein, shall require that (i) each Obligor shall have obtained insurance covering the Financed Vehicle, as of the date of the execution of the Auto Loan, insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and each Auto Loan requires the Obligor to maintain such physical loss and damage insurance naming the Originator and its successors and assigns as an additional insured, (ii) each Auto Loan that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate naming the Originator as policyholder (creditor) and (iii) as to each Auto Loan that finances the cost of an extended service contract, at origination, the respective Financed Vehicle which secures the Auto Loan was covered by an extended service contract.

     (b) The Servicer shall use reasonable efforts not to take any action which would result in noncoverage under any of the insurance policies referred to in
Section 3.4(a) which, but for the actions of the Servicer, would have been covered thereunder. The Servicer, on behalf of the Issuer, shall take such reasonable action as shall be necessary to permit recovery under any of the foregoing insurance policies. Any amounts collected by the Servicer under any of the foregoing insurance policies shall be deposited in the Collection Account within two Business Days of receipt thereof pursuant to Section 3.2.

     SECTION 3.5 Security Interests in Vehicles.

     (a) In the event that the assignment of an Auto Loan to the Issuer is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Issuer, and the Originator is designated as secured party thereon, the Servicer hereby agrees that the Originator's designation as the secured party on the certificate of title is in its capacity as Servicer as agent of the Issuer.

     (b) To the extent required by Section 2.02(s) of the Insurance Agreement, the Indenture Trustee and the Servicer shall take or cause to be taken such action as may be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Auto Loans in the name of the Issuer by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the Opinion of Counsel to the Indenture Trustee and delivered to the Insurer, which opinion shall be an expense of the Originator, be necessary or prudent. The Servicer hereby agrees to pay all reasonable expenses related to such perfection or re-perfection and to take all action necessary therefor. In that regard, the Servicer hereby makes, constitutes, and appoints the Indenture

Trustee, located at the Corporate Trust Office, acting through one or more of its duly authorized officers, the true and lawful attorney for the Originator, and the Indenture Trustee is hereby authorized and empowered by the Originator in the name, place, and stead of the Originator to take any and all steps required to be performed by the Originator pursuant to this Sales and Servicing Agreement, including execution of certificates of title or any other documents in the name and stead of the Originator. The foregoing power of attorney is for the limited purpose of enabling the Indenture Trustee to comply with this
Section 3.5 of this Sales and Servicing Agreement and shall be effective only so long as this Sales and Servicing Agreement is in full force and effect. This power of attorney shall not cover any title documents or other agreements or documents except those covered by this Agreement. The Indenture Trustee is authorized to delegate said power of attorney to any person or persons it deemed appropriate, but only for the limited purposes set forth herein and in accordance with the requirements of this Sales and Servicing Agreement. The Originator does hereby intend that this power of attorney be coupled with an interest and declares this power of attorney to be irrevocable by the Originator or otherwise, renouncing all right to revoke this power or to appoint any other Person to perform any of the acts set forth herein.

     SECTION 3.6 Additional Covenants of Servicer.

     The Servicer shall not release the Financed Vehicle securing each Auto Loan from the security interest granted by such Auto Loan in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Noteholders or the Insurer in such Auto Loans, nor shall the Servicer amend an Auto Loan, except that extensions and waivers may be granted in accordance with Section 3.2.

     SECTION 3.7 Purchase of Auto Loans Upon Breach of Covenant.

     Upon actual discovery by any of the Servicer, the Insurer or the Indenture Trustee of a breach of any of the covenants of the Servicer set forth in Section 3.2(a), 3.4, 3.5 or 3.6, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section
3.7. Unless the breach shall have been cured by the last day of the first Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Auto Loan with respect to which the Insurer's or the Indenture Trustee's interest is materially and adversely affected by such breach. In consideration of the purchase of such Auto Loan, the Servicer shall remit the Purchase Amount in the manner specified in Section 4.06 of the Indenture. The sole remedy of the Indenture Trustee, the Insurer or the Noteholders with respect to a breach of
Section 3.2(a), 3.4, 3.5 or 3.6 shall be to require the Servicer to repurchase Auto Loans pursuant to this Section 3.7; provided, however, that the Servicer shall indemnify the Indenture Trustee, the Insurer, the Issuer (as such and the Owner Trustee in its individual capacity) and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

     SECTION 3.8 Servicing Fee.

     The Servicing Fee for each Payment Date shall be equal to the result of one twelfth times 2.00% of the Outstanding Portfolio Balance as of the close of business on the last day of the second preceding Collection Period; provided, however, that with respect to the first Payment Date the Servicer will be entitled to receive a Servicing Fee equal to the result of one-twelfth times 2.00% of the Initial Portfolio Balance as of the Cut-off Date. The Servicing Fee shall also include all late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Auto Loans, collected (from whatever source) on the Auto Loans.

     SECTION 3.9 Servicer's Certificate.

     By 10:00 a.m., Chicago time, on the second Business Day prior to each Determination Date, the Servicer shall deliver to the Indenture Trustee, the Insurer, the Rating Agencies and the Originator a Servicer's Certificate containing all information necessary to make the payments pursuant to Section
4.07 of the Indenture (including, if required, withdrawals from the Spread Account and a list of all Substitute Auto Loans and Charged-off Auto Loans replaced therewith) for the Collection Period preceding the date of such Servicer's Certificate and all information necessary for the Indenture Trustee to send statements to the Noteholders and the Insurer pursuant to Section 4.10 of the Indenture. Auto Loans to be purchased by the Servicer or to be purchased by the Originator shall be identified by the Servicer by account number with respect to such Auto Loan (as specified in Schedule A).

     SECTION 3.10 Annual Statement as to Compliance, Notice of Servicer Termination Event.

     (a) The Servicer shall deliver to the Indenture Trustee, the Insurer and each Rating Agency, on or before March 31 of each year beginning March 31, 2001, an Officer's Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or, in the case of the first such certificate, the period from the Cut-off Date to December 31, 2000) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or, in the case of the first such certificate, such longer period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Indenture Trustee shall send a copy of such certificate and the report referred to in Section 3.11 to the Rating Agencies. The Indenture Trustee shall forward a copy of such certificate as well as the report referred to in Section 3.11 to each Noteholder.

     (b) The Servicer shall deliver to the Indenture Trustee, the Insurer and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 6.1.

     SECTION 3.11 Annual Independent Accountant's Report.

     The Servicer shall cause a firm of nationally recognized independent certified public accountants reasonably acceptable to the Insurer (provided that an Insurer Default has not occurred and is continuing) (the "Independent Accountants"), who may also render other services to the Servicer or to the Originator, to deliver to the Indenture Trustee, the Insurer and each Rating Agency, on or before March 31 of each year beginning March 31, 2001, a report dated as of December 31 of the preceding year (the "Accountants' Report") and reviewing the Servicer's activities during the preceding 12-month period (or, in the case of the first such report, the period from the Cut-off Date to December 31, 2000), addressed to the Board of Directors of the Servicer, the Indenture Trustee and to the Insurer, to the effect that such firm has examined the financial statements of the Servicer and issued its report therefor and that such examination (1) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included tests relating to auto loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "Program"), to the extent the procedures in the Program are applicable to the servicing obligations set forth in this Agreement; and (3) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm's opinion, paragraph four of the Program requires such firm to report. The accountant's report shall further state that (1) a review in accordance with agreed upon procedures was made of three randomly selected Servicer Certificates; (2) except as disclosed in the report, no exceptions or errors in the Servicer Certificates were found; and (3) the delinquency and loss information relating to the Auto Loans and the stated amount of Charged-off Auto Loans, if any, contained in the Servicer Certificates were found to be accurate. In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

     SECTION 3.12 Access to Certain Documentation and Information Regarding Auto Loans.

     The Servicer shall provide to representatives of the Indenture Trustee and the Insurer reasonable access to the documentation regarding the Auto Loans. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. On or prior to each Determination Date, the Servicer will deliver to the Back-Up

Servicer and the Insurer certain data with respect to the Auto Loans (in electronic form) used by the Servicer to perform its obligations with respect to the Auto Loans. The Back-Up Servicer will confirm that such information is readable by the Back-Up Servicer's systems and will perform certain other operations and tests with respect to such information.

     SECTION 3.13 Costs and Expenses.

     During the term of this Agreement, the Servicer shall be responsible for all costs and expenses incurred in connection with the performance of its duties hereunder except as otherwise specifically provided for in this Agreement or the Indenture.

     SECTION 3.14 Insurance Policies.

     During the term of this Agreement, the Servicer shall maintain or cause to be maintained a fidelity policy in the maximum amount of $10 million and an errors and omissions ("E&O") policy in the maximum amount of $2 million.

                                   ARTICLE IV

                                 THE ORIGINATOR

     SECTION 4.1 Representations of the Originator.

     The Originator makes the following representations which the Insurer shall be deemed to have relied in executing and delivering the Policy and on which the Issuer is deemed to have relied in acquiring the Auto Loans and the Indenture Trustee shall have been deemed to rely upon in executing this Agreement and the Indenture. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of Auto Loans, and as of each date of substitution in the case of Substitute Auto Loans, and shall survive the sale of the Auto Loans to Flagship LLC hereunder, the sale of the Auto Loans by Flagship LLC to the Depositor pursuant to the Depositor Purchase Agreement, the sale of the Auto Loans by the Depositor to the Issuer pursuant to the Owner Trust Purchase Agreement and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

     (a) Organization and Good Standing. The Originator has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Auto Loans and the Other Conveyed Property transferred to Flagship LLC.

     (b) Due Qualification. The Originator is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, in each case, except where failure to do so will not have a material adverse effect on the Originator or its ability to perform its obligations under this Agreement.

     (c) Power and Authority. The Originator has the power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; the Originator has full power and authority to sell and assign the Auto Loans and the Other Conveyed Property to be sold and assigned to and deposited with Flagship LLC by it and has duly authorized such sale and assignment to Flagship LLC by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Transaction Documents to which the Originator is a party have been duly authorized by the Originator by all necessary corporate action.

     (d) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Auto Loans and the Other Conveyed Property, enforceable against the Originator and creditors of and purchasers from the Originator; and this Agreement and the Transaction Documents to which the Originator is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Originator enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the Transaction Documents and the fulfillment of the terms of this Agreement and the Transaction Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Originator, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Originator is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Transaction Documents, or violate any law, order, rule or regulation applicable to the Originator of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Originator or any of its properties.

     (f) No Proceedings. There are no proceedings or investigations pending or, to the Originator's knowledge, threatened against the Originator, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Originator or its properties (A) asserting the invalidity of this Agreement, the Notes or any of the Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Originator of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents, or (D) relating to the Originator and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes.

     (g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Notes or the consummation of the other transactions contemplated by this Agreement, except such as have been duly made or obtained.

     (h) Tax Returns. The Originator has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due.

     (i) Chief Executive Office. The chief executive office of the Originator is at 1 International Plaza, Philadelphia, Pennsylvania, 19113.

     SECTION 4.2 Merger or Consolidation of, or Assumption of the Obligations of, the Originator.

     Any Person (a) into which the Originator may be merged or consolidated, (b) which may result from any merger or consolidation to which the Originator shall be a party or (c) which may succeed to the properties and assets of the Originator substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Originator under this Agreement, shall be the successor to the Originator hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that, (i) the Originator shall have received the written consent of the Insurer prior to entering into any such transaction, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 2.1 shall have been breached and no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing, (iii) the Originator shall have delivered to the Indenture Trustee and the Insurer an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iv) the Rating Agency Condition shall have been satisfied with respect to such transaction and (v) the Originator shall have delivered to the Indenture Trustee and the Insurer an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Auto Loans and the Other Conveyed Property and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses

(i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

     SECTION 4.3 Limitation on Liability of the Originator and Others.

     The Originator and any director or officer or employee or agent of the Originator may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Transaction Document. The Originator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 4.4 The Originator May Own Notes.

     The Originator and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Originator or an Affiliate thereof, except as expressly provided herein or in any Transaction Document. Notes so owned by the Originator or such Affiliate shall have an equal and proportionate benefit under the provisions of the Transaction Documents, without preference, priority or distinction as among all of the Notes; provided, however, that any Notes owned by the Originator or any Affiliate thereof, during the time such Notes are so owned by them, shall be without voting rights for any purpose set forth in the Transaction Documents and the Notes shall not be entitled to the benefits of the Policy. The Originator shall notify the Indenture Trustee and the Insurer promptly after it or any of its Affiliates become the owner of a Note.

     SECTION 4.5 Limitation on the Originator.

     The Originator conducts its business solely in its own name through its duly authorized officers or agents; the Originator maintains and will maintain its corporate records and books of account separate, and apart from those of Flagship LLC, the Issuer and the Special Member; the assets of the Originator (including its funds) are not and will not be commingled with those of the Issuer, Flagship LLC or the Special Member; the board of directors of the Originator has held and will hold all appropriate meetings or will properly execute written consents with respect to all corporate actions taken by the Originator; the Originator is and will be adequately capitalized in light of its contemplated business obligations; the Originator has provided and will provide for its operating expenses and liabilities from its own funds; the Originator will engage in transactions with the Issuer, Flagship LLC or the Special Member only on terms and conditions comparable to transactions on an arms-length basis with unaffiliated persons; the Originator will not guaranty debts of the Issuer, Flagship LLC or the Special Member; the Originator will not acquire obligations or securities of, or make loans or advances to, the Issuer, Flagship LLC or the Special Member; the Originator will treat the transfer to Flagship LLC of the Auto Loans as a sale or a contribution for tax, accounting and reporting purposes; the Originator has valid business reasons for selling its interests in the Auto Loans and Other Conveyed Property, rather than obtaining a loan with the Auto Loans and Other Conveyed Property as collateral; and the Originator will take no action inconsistent with Flagship LLC's ownership of the Auto Loans, and subsequent transfer to the Depositor and the Depositor's subsequent transfer to the Issuer including indicating in its records that ownership of each of the Auto Loans is held by the Issuer, and responding to any inquiries from third parties by indicating that ownership in the Auto Loans is held by the Issuer.

     SECTION 4.6 Representation of the Originator Relative to Flagship LLC.

     The Originator hereby represents that it shall cause the Issuer, Flagship LLC and the Special Member to (i) be operated in such a manner that it would not be substantively consolidated in the estate (as such term is used in Section 541 of the Bankruptcy Code) of any Affiliate in the event of a bankruptcy or insolvency of such Affiliate; (ii) not engage in transactions with any Affiliate other than as otherwise contemplated by, or permitted under, the Transaction Documents; (iii) maintain its assets separately from the assets of any Affiliate; (iv) maintain separate, books and records from any Affiliate; (v) not guarantee the obligations of, or advance funds to, or accept funds from, any Affiliate for the payment of expenses or otherwise except by means of capital contributions or pursuant to contractual documents indicating the consideration for the receipt of such funds; (vi) conduct all business correspondence and other communications in its own name, on its own stationery; and (viii) maintain its corporate records and books of account separate and apart from the Originator.

     SECTION 4.7 Costs. In connection with the transactions contemplated under the Transaction Documents, the Originator shall promptly pay (or shall promptly reimburse the Depositor to the extent that the Depositor shall have paid or otherwise incurred): (a) the fees and disbursements of the Depositor's and the Originator's counsel; (b) the fees of S&P, Moody's and DCR; (c) any of the fees of the Indenture Trustee and the fees and disbursements of the Indenture Trustee's counsel; (d) any of the fees of the Owner Trustee and the fees and disbursements of the Owner Trustee's counsel; (e) expenses incurred in connection with printing the Prospectus, the Prospectus Supplement, any amendment or supplement thereto, any preliminary prospectus and the Notes; (f) fees and expenses relating to the filing of documents with the Commission (including without limitation periodic reports under the Exchange Act); (g) the shelf registration amortization fee of 0.04% of the Note Principal Balance of the Notes on the Closing Date, paid in connection with the issuance of Notes;
(h) the fees and disbursements for KPMG Peat Marwick, accountants for the Originators; and (i) all of the initial expenses of the Insurer including, without limitation, legal fees and expenses, accountant fees and expenses and expenses in connection with due diligence. For the avoidance of doubt, the parties hereto acknowledge that it is the intention of the parties that the Depositor shall not pay any of the foregoing fees and expenses.

     SECTION 4.8 Indemnification. (a) The Originator agrees:

          (i) to indemnify and hold harmless the Depositor, each of its directors, each of its officers who have signed the Registration Statement, and each of its directors and each person or entity who controls the Depositor or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Depositor or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Depositor and each such controlling person for any legal or other expenses incurred by the Depositor or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, the Prospectus Supplement or any amendment or supplement to the Prospectus or the Prospectus Supplement or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Prospectus, the Prospectus Supplement or any amendment or supplement to the Prospectus or Prospectus Supplement approved in writing by the Originator, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission does not relate to the Depositor Information. As used herein, the "Depositor Information" means the information under the caption "Underwriting" in the Prospectus Supplement. This indemnity agreement will be in addition to any liability which the Originator may otherwise have; and

          (ii) to indemnify and to hold the Depositor harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Depositor may sustain in any way related to the failure of the Originator to perform its duties in compliance with the terms of this Agreement. The Originator shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement, and the Originator shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Depositor in respect of such claim.

     (b) Promptly after receipt by an indemnified party under this Section 4.8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 4.8, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4.8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel.

     (c) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in the preceding parts of this Section 4.8 is for any reason held to be unavailable to or insufficient to hold harmless an indemnified party under subsection (a) of this
Section 4.8 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) subject to the limits set forth in subsection (a) of this Section 4.8; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Originator on the one hand, and the Depositor on the other, the Originator's and the Depositor's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. The Originator and the Depositor agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. For purposes of this Section 4.8, each director of the Depositor, each officer of the Depositor who signed the Registration Statement, and each person, if any who controls the Depositor within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Depositor.

                                    ARTICLE V

                      THE SERVICER AND THE BACK-UP SERVICER

     SECTION 5.1 Representations of the Servicer.

     The Servicer makes the following representations on which the Insurer shall be deemed to have relied in executing and delivering the Policy and on which the Issuer is deemed to have relied in acquiring the Auto Loans and the Indenture Trustee shall have been deemed to rely upon in executing this Agreement and the Indenture. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of Auto Loans, and as of each date of substitution, in the case of Substitute Auto Loans, and shall survive the sale of the Auto Loans by the Originator to Flagship LLC, the sale of the Auto Loans by Flagship LLC to the Depositor, and the sale of the Auto Loans by the Depositor to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

     (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and service the Auto Loans.

     (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Auto Loans as required by this Agreement) requires or shall require such qualification, in each case, except where failure to do so will not have a material adverse effect on the Servicer or its ability to perform its obligations under this Agreement.

     (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.

     (d) Binding Obligation. This Agreement and the Transaction Documents to which the Servicer is a party shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.


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


     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the Transaction Documents to which the Servicer is a party, and the fulfillment of the terms of this Agreement and the Transaction Documents to which the Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Transaction Documents, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

     (f) No Proceeding. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Transaction Documents,
(B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Notes or any of the Transaction Documents or (D) relating to the Servicer and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes.

     (g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Notes or the consummation of the other transactions contemplated by this Agreement, except such as have been duly made or obtained.

     (h) Taxes. The Servicer has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due.

     (i) Chief Executive Office. The Servicer hereby represents and warrants to the Indenture Trustee and the Insurer that the Servicer's principal place of business and chief executive office is, and for the four months preceding the date of this Agreement has been, located at: 1 International Plaza, Philadelphia, Pennsylvania 19113.

     (j) Year 2000 Compliance. The Servicer covenants that its computer systems used in servicing the Auto Loans will be modified to operate in a manner such that on and after January 1, 2000 (i) the Servicer can service the Auto Loans in accordance with the terms of this Agreement and (ii) the Servicer can operate its business in substantially the same manner as it is operating on the date hereof.


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


     SECTION 5.2 Representations of Backup Servicer.

     Back-Up Servicer makes the following representations on which the Insurer shall be deemed to have relied in executing and delivering the Policy and on which the Issuer is deemed to have relied in acquiring the Auto Loans and which the Indenture Trustee shall have been deemed to rely upon in executing this Agreement and the Indenture. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of Auto Loans, and as of each date of substitution, in the case of Substitute Auto Loans, and shall survive the sale of the Auto Loans by Originator to Flagship LLC, the sale of Auto Loans by Flagship LLC to the Depositor and the sale of Auto Loans by the Depositor to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

     (a) Organization and Good Standing. The Back-Up Servicer has been duly organized and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and service the Auto Loans.

     (b) Due Qualification. The Back-Up Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Auto Loans as required by this Agreement) requires or shall require such qualification, in each case, except where failure to do so will not have a material adverse effect on the Back-Up Servicer or its ability to perform its obligations under this Agreement.

     (c) Power and Authority. The Back-Up Servicer has the power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party have been duly authorized by the Back-Up Servicer by all necessary corporate action.

     (d) Binding Obligation. This Agreement and the Transaction Documents to which the Back-Up Servicer is a party shall constitute legal, valid and binding obligations of the Back-Up Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the Transaction Documents to which to the Back-Up Servicer is a party, and the fulfillment of the terms of this Agreement and the Transaction Documents to which the Back-Up Servicer is a



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


party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Back-Up Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Back-Up Servicer is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Transaction Documents, or violate any law, order, rule or regulation applicable to the Back-Up Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Back-Up Servicer or any of its properties.

     (f) No Proceeding. There are no proceedings or investigations pending or, to the Back-Up Servicer's knowledge, threatened against the Back-Up Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Back-Up Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Transaction Documents to which the Back-Up Servicer is a party, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents to which the Back-Up Servicer is a party, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Back-Up Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Notes or any of the Transaction Documents to which the Back-Up Servicer is a party or (D) relating to the Back-Up Servicer and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes.

     (g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Notes or the consummation of the other transactions contemplated by this Agreement, except such as have been duly made or obtained.

     (h) Taxes. The Back-Up Servicer has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due.

     (i) Chief Executive Office. The Back-Up Servicer hereby represents and warrants to the Indenture Trustee and the Insurer that the Back-Up Servicer's principal place of business and chief executive office is, and for the four months preceding the date of this Agreement has been, located at: 700 East Gate Drive, Suite 400, Mt. Laurel, New Jersey, 08054-5404.

     (j) Year 2000 Compliance. The Back-Up Servicer covenants that its computer systems used in servicing the Auto Loans will be modified to operate in a manner such that on and after January 1, 2000 (i) the Back-Up Servicer can service the Auto Loans in accordance with the terms of this Agreement and (ii) the Back-Up Servicer can operate its business in substantially the same manner as it is operating on the date hereof.


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


     SECTION 5.3 Liability of Servicer; Indemnities.

     (a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

          (i) The Servicer shall defend, fully indemnify and hold completely harmless the Depositor, the Issuer (as such and the Owner Trustee in its individual capacity), the Indenture Trustee, the Insurer, and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership, repossession or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.

          (ii) The Servicer shall fully indemnify, defend and hold completely harmless the Depositor, the Issuer (as such and the Owner Trustee in its individual capacity), the Indenture Trustee, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Issuer (as such and the Owner Trustee in its individual capacity), the Indenture Trustee, the Insurer or the Noteholders through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

          (iii) The Servicer shall fully indemnify, defend, and hold completely harmless the Indenture Trustee and the Collateral Agent from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contemplated by the Transaction Documents, if any, except to the extent that such cost, expense, loss, claim, damage or liability:
     (A) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Indenture Trustee or (B) relates to any tax other than the taxes with respect to which the Servicer shall be required to indemnify the Indenture Trustee. Indemnification under this Section shall survive the resignation or removal of the or the Indenture Trustee and the termination of this Agreement or the Indenture, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation.

     (b) Notwithstanding the foregoing, the Servicer shall not be obligated to defend, indemnify, and hold harmless any Noteholders for any losses, claims, damages or liabilities incurred by any Noteholders arising out of claims, complaints, actions and allegations relating to Section 406 of ERISA or Section 4975 of the Code as a result of the purchase or holding of a Note by such Noteholder with the assets of a plan subject to such provisions of ERISA or the Code or the servicing, management and operation of the property included in the Series Pool.


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


     (c) For purposes of this Section 5.3, in the event of the termination of the rights and obligations of the Servicer (or any successor thereto pursuant to Section 5.3) as Servicer pursuant to Section 6.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 6.3. The provisions of this Section 5.3(c) shall in no way affect the survival pursuant to Section 5.3(d) of the indemnification by the Servicer provided by
Section 5.3(a).

     (d) Indemnification under this Section 5.3 shall survive the termination of this Agreement and any resignation or removal of Flagship as Servicer and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

     SECTION 5.4 Merger or Consolidation of, or Assumption of the Obligations of the Servicer and Back-Up Servicer.

     (a) Flagship shall not merge or consolidate into any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to Flagship's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of Flagship as Servicer contained in this Agreement. Any corporation (i) into which Flagship may be merged or consolidated, (ii) resulting from any merger or consolidation to which Flagship shall be a party and in which Flagship is not the surviving entity, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of Flagship, or (iv) succeeding to the business of Flagship, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of Flagship under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to Flagship under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release Flagship from any obligation. Flagship shall provide prior written notice of any merger, consolidation or succession pursuant to this Section to the Indenture Trustee, the Noteholders, the Insurer and each Rating Agency. Notwithstanding the foregoing, Flagship shall not merge or consolidate with any other Person or permit any other Person to become a successor to Flagship's business, unless (w) only with respect to any such transaction that would constitute an Insurance Agreement Indicator under clauses (7) or (8) of the definition thereof in the Insurance Agreement, the Servicer shall have received the written consent of the Insurer prior to entering any such transaction (provided that an Insurer Default has not occurred and is continuing, in such case and with respect to such Insurance Agreement Indicators only, upon the written consent of the Indenture Trustee, which consent of the Indenture Trustee shall not be unreasonably withheld), (x) immediately after giving effect to such transaction, (1) no representation or warranty made pursuant to Section 6.1 shall have been breached (for purposes hereof, such representations and


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


warranties shall be deemed made as of the date of the consummation of such transaction) and (2) no event that, after notice or lapse of time, or both, would become an Insurance Agreement Indicator shall have occurred and be continuing, (y) Flagship shall have delivered to the Indenture Trustee, the Rating Agencies and the Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) Flagship shall have delivered to the Indenture Trustee, the Rating Agencies and the Insurer an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Indenture Trustee in the Auto Loans and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

     (b) Any corporation (i) into which the Back-Up Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Back-Up Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Back-Up Servicer, or (iv) succeeding to the business of the Back-Up Servicer in any of the foregoing cases (it being understood that any conveyance, transfer or lease of the stock or assets of FEC Mortgage Corp., Franklin Equity Leasing Co. and Copelco American-Health Fund, Inc. is not one of the foregoing cases) shall execute an agreement of assumption to perform every obligation of the Back-Up Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Back-Up Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that (x) nothing contained herein shall be deemed to release the Back-Up Servicer from any obligation and (y) the Back-Up Servicer shall have received the written consent of the Insurer prior to entering into any such transactions (provided that an Insurer Default has not occurred and is continuing).

     SECTION 5.5 Limitation on Liability of Servicer, Back-Up Servicer and
Others.

     (a) Neither the Servicer, the Back-Up Servicer nor any of the directors or officers or employees or agents of the Servicer or Back-Up Servicer shall be under any liability to the Issuer or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer, the Back-Up Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence in the performance of duties. Flagship ,the Back-Up Servicer and any director, officer, employee or agent of Flagship or the Back-Up Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.


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


     SECTION 5.6 Delegation of Duties.

     (a) With the prior written consent of the Insurer (provided that an Insurer Default has not occurred and is continuing), the Servicer may at any time delegate duties under this Agreement to sub-contractors who are in the business of servicing automotive loans upon notice of such delegation to the Indenture Trustee; provided, however, that no such delegation or sub-contracting of duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties; and provided, further that the Servicer may delegate to and subcontract with collection agencies only with respect to Charged-off Auto Loans and to repossession agents in the ordinary course of business without notifying or obtaining the consent of the Insurer.

     (b) Subject to the provisions of Section 6.3, neither the Servicer nor the Back-Up Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Back-Up Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Back-Up Servicer, as the case may be, and the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Servicer or the Back-Up Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Back-Up Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Indenture Trustee and the Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, the Back-Up Servicer or, if so elected by the Insurer, an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Servicer or, if an Insurer Default shall have occurred and is continuing, the Back-Up Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Back-Up Servicer. No resignation of the Back-Up Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Back-Up Servicer or, if an Insurer Default shall have occurred and be continuing a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Back-Up Servicer.


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                                   ARTICLE VI

                           SERVICER TERMINATION EVENTS

     SECTION 6.1 Servicer Termination Events.

     For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

     (a) any failure by the Servicer to deliver to the Indenture Trustee for payment to the Noteholders any required payment, which failure continues unremedied for two Business Days (or, in the case of a payment or deposit to be made no later than a Payment Date, the failure to make such payment or deposit by such Payment Date); or any failure to deliver to the Indenture Trustee and the Insurer (i) the Monthly Servicer's Report, by the third Business Day prior to the related Payment Date or (ii) the annual accountants' report, the annual statement as to compliance or the statement to the Noteholders, in each case, within 10 Business Days of the date it is due;

     (b) any failure by the Servicer or the Originator duly to observe or perform in any material respect any other covenant or agreement in the Transaction Documents which continues unremedied for 30 days after the giving of written notice of such failure (1) to the Servicer or the Originator, as the case may be, by the Insurer or by the Indenture Trustee, or (2) to the Servicer or the Originator, as the case may be, and to the Indenture Trustee and the Insurer by the holders of Notes evidencing not less than the Note Majority;

     (c) Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of Noteholders (determined without regard to the availability of funds under the Policy), or of the Insurer (unless an Insurer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer by the Indenture Trustee or the Insurer or (2) to the Servicer, the Indenture Trustee and the Insurer by the Holders of Notes evidencing not less than 25% of the outstanding principal amount of the Notes;

     (d) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer or the Back-Up Servicer in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (e) The consent by the Servicer or the Back-Up Servicer to the appointment of a conservator, indenture trustee, receiver or liquidator in any bankruptcy, insolvency, readjustment of


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


debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or the Back-Up Servicer of or relating to substantially all of its property; or the Servicer or the Back-Up Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

     (f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Issuer, the Insurer or the Noteholders and, within 30 days after written notice thereof shall have been given (1) to the Servicer by the Indenture Trustee or the Insurer or (2) to the Servicer and to the Indenture Trustee and the Insurer by the Holders of Notes evidencing not less than 25% of the outstanding principal amount of the Notes; or

     (g) So long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Indicator or an Insurance Agreement Indenture Indicator shall have occurred.

     SECTION 6.2 Consequences of a Servicer Termination Event.

     If a Servicer Termination Event shall occur and be continuing, the Indenture Trustee at the written direction of the Controlling Party shall terminate all of the rights and obligations of the Servicer under this Agreement. The Indenture Trustee shall not be deemed to have knowledge of a Servicer Termination Event unless it has received written notice thereof. The Servicer shall be entitled to its pro rata share of the Servicing Fee for the number of days in the Collection Period prior to the effective date of its termination. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Back-Up Servicer (or such other successor Servicer appointed by the Controlling Party; provided, however, that the successor Servicer (other than Copelco) shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Auto Loans and the Other Conveyed Property related documents to show the Issuer as lienholder or secured party on the related Lien or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration


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


by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Auto Loans and the delivery to the successor Servicer of all Loan Files that shall at the time be held by the terminated Servicer and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Auto Loans and the Other Conveyed Property. All reasonable costs and expenses (including reasonable attorneys' fees) incurred by the succeeding servicer, the Indenture Trustee or the Insurer in connection with transferring any Loan Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this
Section 6.2 or otherwise reasonably related to the transfer of Servicing shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. In addition, any successor Servicer shall be entitled to payment from the immediate predecessor Servicer for reasonable transition expenses incurred in connection with acting as successor Servicer, and to the extent not so paid, such payment shall be made pursuant to
Section 4.07(b) of the Indenture. Upon receipt of notice of the occurrence of a Servicer Termination Event, the Indenture Trustee shall give prompt written notice thereof to the Rating Agencies and the Insurer. The terminated Servicer shall grant the Indenture Trustee, the successor Servicer and the Controlling Party reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

     SECTION 6.3 Appointment of Successor.

     (a) On and after the time the Servicer receives a notice of termination pursuant to Section 6.2, or upon the resignation of the Servicer pursuant to
Section 5.6, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of expiration and non-renewal of the term of the Servicer upon the expiration of such term, and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel; provided, however, that the Servicer shall not be relieved of its duties, obligations and liabilities as Servicer until a successor Servicer reasonably acceptable to the Insurer (provided that an Insurer Default has not occurred and is continuing) has assumed such duties, obligations and liabilities. Notwithstanding the preceding sentence, if neither the Back-Up Servicer nor any other successor Servicer shall have assumed the duties, obligations and liabilities of Servicer within 45 days of the termination, non-extension or resignation described in this Section 6.3, the Servicer may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment as successor Servicer, the Back-Up Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. In the event of termination of the Servicer, the Back-Up Servicer shall assume the obligations of Servicer hereunder on the date specified in such written notice or, in the event that the Insurer shall have determined that a Person other than the Back-Up Servicer shall be the successor Servicer in accordance with Section 6.2, until the date of the execution of a written assumption agreement by such Person to serve as successor Servicer. Notwithstanding the above, if the Back-Up Servicer shall be legally unable to act as Servicer, and an Insurer Default shall have occurred and be continuing, the Back-Up Servicer, the Indenture Trustee or a Note Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Back-Up Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 6.6, no provision of this Agreement shall be construed as relieving the Back-Up Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 6.2, or for the resignation of the Servicer pursuant to Section 5.6. If upon the termination of the Servicer pursuant to
Section 6.2 or the resignation of the Servicer pursuant to Section 5.6, the Controlling Party appoints a successor Servicer other than the Back-Up Servicer, the Back-Up Servicer shall be relieved of its duties hereunder other than any duties specifically stated to survive.

     (b) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder.

     SECTION 6.4 Notification to Noteholders.

     Upon any termination of, or appointment of a successor to, the Servicer, the Indenture Trustee shall give prompt written notice thereof to each Noteholder, the Insurer and to the Rating Agencies.

     SECTION 6.5 Waiver of Past Defaults.

     The Insurer, or subject to the approval of the Insurer (unless an Insurer Default shall have occurred and be continuing), a Note Majority may, on behalf of all the Noteholders, waive any default by the Servicer in the performance of its obligations under this Agreement and the consequences thereof (except a default in making any required deposits to or payments from any of the Accounts in accordance with the terms of this Agreement.) Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

     SECTION 6.6 Action Upon Certain Failures of the Servicer.

         In the event that the Indenture Trustee shall have knowledge of any failure of the Servicer specified in Section 6.1 which would give rise to a right of termination under Article VI, the Indenture Trustee shall promptly notify the Insurer and the Servicer and, upon the Servicer's failure to remedy the same after notice, the Indenture Trustee shall give notice thereof to the Noteholders. For all purposes of this Agreement (including, without limitation, this Section 6.6), the Indenture Trustee shall not be deemed to have knowledge of any failure of the Servicer as specified in Sections 6.1(b) through (g) unless notified thereof in writing by the Servicer, the Insurer or by a Noteholder. The Indenture Trustee shall be under no duty or obligation to investigate or inquire as to any potential failure of the Servicer specified in
Section 6.1.

                                   ARTICLE VII

                                   [RESERVED]



                                  ARTICLE VIII

                      ADMINISTRATIVE DUTIES OF THE SERVICER

     SECTION 8.1 Administrative Duties.

     (a) Duties with Respect to the Indenture. The Servicer shall monitor the performance of the Issuer and perform all its duties and the duties of the Issuer under the Indenture (except with respect to payment obligations on the Notes). The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.07, 3.05, 3.07, 3.09, 3.10, 3.17, 7.01(b), 7.03, 11.02,
11.03, 13.01, 13.15 of the Indenture.

     (b) Duties with Respect to the Issuer.

          (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Transaction Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to this Agreement or any of the Transaction Documents or under state and federal tax and securities laws, and take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Transaction Documents. In accordance with the directions of the Issuer, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Transaction Documents) as are not covered by any of the foregoing provisions.

          (ii) Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, the Servicer shall be responsible for promptly notifying the Indenture Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to a Noteholder as contemplated this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by it or the Indenture Trustee pursuant to such provision.

          (iii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

     SECTION 8.2 Records.

     The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer, the Indenture Trustee and the Insurer at any time during normal business hours.

     SECTION 8.3 Additional Information to be Furnished to the Issuer.

     The Servicer shall furnish to the Issuer and the Insurer from time to time such additional information regarding the Collateral as the Issuer or the Insurer shall reasonably request.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     SECTION 9.1 Amendment.

     (a) (i) This Agreement may be amended from time to time by the parties hereto, with the consent of the Indenture Trustee (which consent may not be unreasonably withheld), with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing) but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Insurance Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and the Insurer affect in any material respect the interests of any Noteholder or the Insurer.

     (ii) This Agreement may also be amended from time to time by the parties hereto, with the consent of the Insurer, the Indenture Trustee, and a Note Majority for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Auto Loans or payments that shall be required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the outstanding principal amount of each Class of Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes affected thereby.

     (iii) The Indenture Trustee shall furnish written notification of the substance of such amendment or consent to each Noteholder promptly after the execution of any such amendment or consent and to the Rating Agencies prior to the execution of any such amendment or consent.

     (iv) It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

     (v) Prior to the execution of any amendment to this Agreement, the Indenture Trustee and the Insurer shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 9.1(a)(i) has been delivered. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that may affect the rights, duties, liabilities, benefits or immunities of the Owner Trustee (as such or in its individual capacity).

     (b) Notwithstanding anything to the contrary contained in Section 9.1(a)(i) above, the provisions of this Agreement relating to (i) the Spread Account Agreement, the Spread Account, the Requisite Spread Account Amount (as defined in the Spread Account Agreement), a Portfolio Performance Indicator (as defined in the Spread Account Agreement) or any component definition of a Portfolio Performance Indicator and (ii) any additional sources of funds which may be added to the Spread Account or uses of funds on deposit in the Spread Account, may be amended in any respect by the Originator, the Servicer, the Insurer and the Collateral Agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the Collateral Agent) without the consent of, or notice to, the Noteholders.

     (c) Notwithstanding anything to the contrary contained in this Section 9.1, the Back-up Servicer may be repleced with Copelco Capital Inc. without the consent of, or notice to, the Noteholders.

     SECTION 9.2 Protection of Title to Trust.

     (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Indenture Trustee in the Auto Loans and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Insurer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Originator nor the Servicer shall change its name, identity or corporate structure in any manner (including the transaction described in Section 4.1(j), notice of which is hereby acknowledged) that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of section 9-402(7) of the UCC, unless it shall have given the Insurer, and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Originator or the Servicer, as the case may be, shall deliver an Opinion of Counsel to the Issuer, the Indenture Trustee and the Insurer, in form and substance reasonably satisfactory to the Insurer, stating either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Auto Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

     (c) Each of the Originator and the Servicer shall have an obligation to give the Insurer and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Auto Loans, and its principal executive office, within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Auto Loan accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Auto Loan, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect
to) each Auto Loan and the amounts from time to time deposited in the Collection Account in respect of such Auto Loan.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Auto Loans and the Other Conveyed Property and to the Issuer, the Servicer's master computer records (including any backup archives) that refer to an Auto Loan shall indicate clearly the interest of the Issuer in such Auto Loan and the Other Conveyed Property and that such Auto Loan and the Other Conveyed Property is owned by the Issuer. Indication of the Issuer's interest in an Auto Loan and the Other Conveyed Property shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Auto Loan shall have been paid in full or repurchased.

     (f) If at any time the Originator or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Auto Loan, shall indicate clearly that such Auto Loan has been sold to Flagship LLC and ultimately transferred to, and owned by, the Issuer.

     (g) The Servicer shall permit the Indenture Trustee, the Back-Up Servicer and the Insurer and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Auto Loan and the Other Conveyed Property.

     (h) Upon request, the Servicer shall furnish to the Insurer or to the Indenture Trustee, within five Business Days, a list of all Auto Loans (by contract number and name of Obligor) then held by the Issuer, together with a reconciliation of such list to the Schedule of Auto Loans and to each of the Servicer's Certificates furnished before such request indicating removal of Auto Loans from the Issuer.

     SECTION 9.3 Conveyance of the Auto Loans and the Other Conveyed Property to the Issuer.

     The Originator acknowledges that Flagship LLC intends, pursuant to the Depositor Purchase Agreement, to convey the Auto Loans and the Other Conveyed Property, together with its rights under this Agreement, to the Depositor on the date hereof, further that the Depositor intends, pursuant to the Owner Trust Purchase Agreement, to convey the Auto Loans and the Other Conveyed Property, together with its rights under the Depositor Purchase Agreement, including Flagship LLC's rights under this Agreement, to the Issuer on the date hereof, and further that the Issuer intends pursuant to the Indenture to pledge to the Indenture Trustee the Auto Loans and the Other Conveyed Property, together with its rights under this Agreement, the Depositor Purchase Agreement and the Owner Trust Purchase Agreement on the date hereof. The Originator acknowledges and consents to such conveyances and waives any further notice thereof and covenants and agrees that the representations and warranties of the Originator contained in this Agreement, and the rights of Flagship LLC hereunder, are intended to benefit the Depositor, the Indenture Trustee, the Trust, the Noteholders and the Insurer. In furtherance of the foregoing, the Originator covenants and agrees to perform its duties and obligations hereunder in accordance with the terms hereof for the benefit of the Depositor, the Indenture Trustee, the Trust, the Insurer and the Noteholders and that, notwithstanding anything to the contrary in this Agreement, the Originator shall be directly liable to the Depositor, the Indenture Trustee, the Issuer, the Insurer and the Trust (notwithstanding any failure by the Servicer, the Backup Servicer or Flagship LLC to perform its duties and obligations hereunder or under any of the other Transaction Documents), and that the Depositor, the Owner Trustee and the Indenture Trustee may enforce the duties and obligations of the Originator under this Agreement against the Originator for the benefit of the Depositor, the Trust, the Noteholders or the Insurer, respectively.

     SECTION 9.4 Notices.

     All demands, notices and communications upon or to the Originator, the Issuer, the Back-Up Servicer, the Servicer, the Depositor, the Indenture Trustee, the Insurer, or the Rating Agencies under this Agreement shall be in writing, personally delivered, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of Prudential Securities Secured Financing Corporation, One New York Plaza, 14th Floor, New York, New York 10292, Attention: Group Head, Asset Backed Finance Group; (b) in the case of Flagship Credit Corporation or Flagship Auto Loan Funding LLC 1999-II, 1 International Plaza, Philadelphia, Pennsylvania 19113, Attention: General Counsel; with a copy to Copelco Financial Services Group, Inc., 700 East Gate Drive, Mount Laurel, New Jersey, 08054, Attention:
General Counsel; (c) in the case of the Issuer or the Owner Trustee, First Union National Bank, One Rodney Square, 920 King Street, Wilmington, Delaware 19801,
Attention: Corporate Trust Administration; (d) in the case of the Indenture Trustee or the Collateral Agent, at the Corporate Trust Office; (e) in the case of the Insurer, to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504; Attention: Insured Portfolio Management-Structured Finance (Flagship Auto Receivables Owner Trust 1999-2); (f) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; (g) in the case of the Back-Up Servicer, to Copelco Financial Services Group, Inc., 700 East Gate Drive, Mount Laurel, New Jersey, 08054
Attention: General Counsel; (h) in the case of Standard & Poor's Ratings Services, to Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, 55 Water Street, 40th Floor, New York, New York 10041, Attention:
Asset Backed Surveillance Department; and (i) in the case of DCR, to Duff & Phelps Credit Rating Co., 17 State Street, 12th Floor, New York, New York 10004;
Attention: Asset-Backed Monitoring Group. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

     SECTION 9.5 Assignment.

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.4 and 6.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Originator or the Servicer without the prior written consent of the Indenture Trustee and the Controlling Party.

     SECTION 9.6 Limitations on Rights of Others.

     The provisions of this Agreement are solely for the benefit of the parties hereto and for the benefit of the Indenture Trustee and the Noteholders, as third-party beneficiaries. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise, any right of the Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Insurer in its sole and absolute discretion. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policy) upon delivery of a written notice to the Indenture Trustee. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 9.7 Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 9.8 Separate Counterparts.

     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 9.9 Headings.

     The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 9.10 Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 9.11 Assignment to Indenture Trustee.

     The Originator hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and the Insurer of all right, title and interest of the Issuer in, to and under the Auto Loans and the Other Conveyed Property and/or the assignment of any or all of Flagship LLC's, the Depositor's and the Issuer's rights and obligations hereunder to the Indenture Trustee.

     SECTION 9.12 Nonpetition Covenants.

     Notwithstanding any prior termination of this Agreement, the Servicer and the Originator shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, Flagship LLC, the Depositor or the Special Member acquiesce, petition or otherwise invoke or cause the Issuer, Flagship LLC, the Depositor or the Special Member to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer, the Depositor, Flagship LLC or the Special Member under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer, the Depositor, Flagship LLC or the Special Member or any substantial part of their respective properties, or ordering the winding up or liquidation of the affairs of the Issuer, the Depositor, Flagship LLC or the Special Member.

     SECTION 9.13 Limitation of Liability of Indenture Trustee.

     Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Harris Trust and Savings Bank, not in its individual capacity but solely as Indenture Trustee and in no event shall Harris Trust and Savings Bank, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     SECTION 9.14 Independence of the Servicer.

     For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Indenture Trustee and Back-Up Servicer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Issuer in any way and shall not otherwise be deemed an agent of the Issuer.

     SECTION 9.15 No Joint Venture.

     Nothing contained in this Agreement (i) shall constitute the Servicer and the Issuer as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     SECTION 9.16 Limitation of Liability of Owner Trustee.

     Notwithstanding any provision herein or elsewhere, this Agreement has been executed by First Union National Bank, not in its individual capacity but solely in its capacity as Owner Trustee of the Flagship Auto Receivables Owner Trust 1999-2 (the "Trust") and in no event shall First Union National Bank have any liability (except with respect to its own grossly negligent action or failure to act) in respect of the representations, warranties or obligations of the Issuer or the Owner Trustee hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, First Union National Bank shall be entitled to the benefits of the Amended and Restated Trust Agreement of the Trust.

                                    ARTICLE X

                                   DEFINITIONS

     As used in this Sales and Servicing Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof or in any other agreement indicated:

     "Accountants' Report" means the report of a firm of nationally recognized independent accountants described in Section 3.11.

     "Accounts" shall have the meaning assigned to such term in the Indenture.

     "Actual Recovery Amounts" with respect to a Charged-off Auto Loan, proceeds from the sale of the related Financed Vehicle, proceeds of the related insurance policy, proceeds from any dealer agreements and any other recoveries with respect to such Charged-off Auto Loan and the related Financed Vehicle, net of reasonable and customary out-of-pocket expenses and amounts so received that are required to be refunded to the Obligor on such Auto Loan.

     "Affiliate" of any Person means any Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person. For purposes of this definition, the term "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the Ownership of voting securities, by contract or otherwise; and the terms "controlling", "controlled by" and "under common control with" have meanings correlative to the foregoing.

     "Agreement" means this Sales and Servicing Agreement, as the same may be amended and supplemented from time to time.

     "Amount Financed" means, with respect to an Auto Loan, the aggregate amount advanced under such Auto Loan toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

     "Annual Percentage Rate" or "APR" of an Auto Loan means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

     "Auto Loan" means (a) each retail installment sale contract for a Financed Vehicle which, as of the Closing Date, is listed on Schedule A hereto (which Schedule A may be in the form of microfiche or an electronic file delivered to the Indenture Trustee and Collateral Agent) and all rights and obligations thereunder except for Auto Loans that shall have become Purchased Auto Loans and
(b) each Substitute Auto Loan.

     "Back-Up Servicer" means Copelco, in its capacity as Back-Up Servicer pursuant to the terms hereof.

     "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.,
Section 547), as amended.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which the Insurer or commercial banking institutions are authorized or obligated by law, executive order, or governmental decree to remain closed in Philadelphia, Pennsylvania, New York, New York or such other city where the corporate trust office of the Indenture Trustee, the Owner Trustee or the Insurer is then located.

     "Casualty" means, with respect to a Financed Vehicle, the total loss or destruction of such Financed Vehicle.

     "Charged-off Auto Loan" means, with respect to any Auto Loan, the earliest to occur of the following (i) 10% or more of any Scheduled Payment on such Auto Loan is 123 days or more delinquent as of such Collection Period, (ii) the related Financed Vehicle has been repossessed and sold, or (iii) substantially all of the payments thereunder are deemed uncollectible by the Servicer.

     "Class" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, as the context requires.

     "Class A-1 Notes" has the meaning assigned to such term in the Indenture.

     "Class A-2 Notes" has the meaning assigned to such term in the Indenture.

     "Class A-3 Notes" has the meaning assigned to such term in the Indenture.

     "Class A-4 Notes" has the meaning assigned to such term in the Indenture.

     "Closing Date" means November 24, 1999.

     "Code" shall have the meaning assigned to such term in the Indenture.

     "Collateral" shall have the meaning assigned to such term in the Indenture.

     "Collateral Agent" means Harris Trust and Savings Bank, in its capacity as Collateral Agent under the Spread Account Agreement.

     "Collection Account" has the meaning assigned to such term in the Indenture.

     "Collection Period" means any calendar month.

     "Contract" means a motor vehicle retail installment sale contract.

     "Controlling Party" shall have the meaning assigned to such term in the Indenture.

     "Copelco" means Copelco Financial Services Group, Inc., a Delaware corporation.

     "Corporate Trust Office" means, with respect to the Indenture Trustee and the Collateral Agent, the principal corporate trust office of the Indenture Trustee, which at the time of execution of this agreement is located at 311 West Monroe Street, Chicago, Illinois 60606; Attention: Indenture Trust Administration.

     "Cram Down Loss" means, with respect to an Auto Loan, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on an Auto Loan or otherwise modifying or restructuring scheduled payments to be made on an Auto Loan, an amount equal to such reduction in Principal Balance of such Auto Loan or the reduction in the net present value (using as the discount rate the lower of the contract rate or the rate of interest specified by the court in such order) of the Scheduled Payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date such order is entered.

     "Credit and Collection Policies" means the credit and collection policies of the Originator in the form delivered to the Insurer on October 13, 1999, as amended from time to time, provided that such policies may be revised or amended
(i) in any material respect by the Originator only with the consent of the Insurer or (ii) as required by applicable law and written notice thereof has been given to the Insurer.

     "Cut-off Date" means the close of business on October 31, 1999.

     "DCR" means Duff & Phelps Credit Rating Co.

     "Dealer" means, with respect to an Auto Loan, the seller of the related Financed Vehicle, who originated and assigned such Auto Loan to the Originator.

     "Delivery" means, when used with respect to property included in the Series
Pool:

     the perfection and priority of a security interest in such Account Property which is governed by the law of a jurisdiction which has adopted the 1994 Revision to Article 8 of the UCC:

          (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(l)(i) of the UCC (other than certificated securities) and are susceptible of physical delivery, transfer thereof to the Indenture Trustee by physical delivery to the Indenture Trustee, indorsed to, or registered in the name of, the Indenture Trustee or its nominee or indorsed in blank and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Account Property to the Indenture Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

          (b) with respect to a "certificated security" (as defined in Section 8- 102(a)(4) of the UCC), transfer thereof:

               (1) by physical delivery of such certificated security to the Indenture Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Indenture Trustee or indorsed in blank;

               (2) by physical delivery of such certificated security in registered form to a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) acting on behalf of the Indenture Trustee if the certificated security has been specially endorsed to the Indenture Trustee by an effective endorsement.

          (c) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee of the purchase by the securities intermediary on behalf of the Indenture Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee and indicating that such securities intermediary holds such book-entry security solely as agent for the Indenture Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Account Property to the Indenture Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

          (d) with respect to any item of Account Property that is an "uncertificated security" (as defined in Section 8-102(a)(8) of the UCC) and that is not governed by clause (c) above, transfer thereof:

               (1) (A) by registration to the Indenture Trustee as the registered Owner thereof, on the books and records of the issuer thereof;

               (B) by another Person (not a securities intermediary) who either becomes the registered Owner of the uncertificated security on behalf of the Indenture Trustee, or having become the registered Owner acknowledges that it holds for the Indenture Trustee;

               (2) the issuer thereof has agreed that it will comply with instructions originated by the Indenture Trustee without further consent of the registered Owner thereof;

          (e) with respect to a "security entitlement" (as defined in Section 8-102(a)(17) of the UCC):

               (1) if a securities intermediary (A) indicates by book-entry that a "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to the Indenture Trustee's "securities account" (as defined in Section 8-501(a) of the UCC), (B) receives a financial asset (as so defined) from the Indenture Trustee or acquires a financial asset for the Indenture Trustee, and in either case, accepts it for credit to the Indenture Trustee's securities account (as so defined), (C) becomes obligated under other law, regulation or rule to credit a financial asset to the Indenture Trustee's securities account, or (D) has agreed that it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) originated by the Indenture Trustee, without further consent by the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC), of a confirmation of the purchase and the making by such securities intermediary of entries on its books and records identifying as belonging to the Indenture Trustee of (i) a specific certificated security in the securities intermediary's possession, (ii) a quantity of securities that constitute or are part of a fungible bulk of certificated securities in the securities intermediary's possession, or (iii) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the securities intermediary on the books of another securities intermediary;

          (f) in each case of delivery contemplated pursuant to clauses (a) through (e) use of subsection (ii) hereof, the Indenture Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Account Property which constitutes a security is held in trust pursuant to and as provided in this Agreement.

     "Depositor" means Prudential Securities Secured Financing Corporation.

     "Depositor Purchase Agreement" means the Depositor Purchase Agreement dated as of November 1, 1999 between Flagship LLC and the Depositor.

     "Determination Date" means the fifth Business Day preceding the related Payment Date.

     "Eligible Auto Loan" means, with respect to the Cut-off Date, an Auto Loan that satisfies the following criteria: (a) has an Obligor whose billing address is in the United States; (b) is not more than 31 days past due; (c) has an APR of at least 7.00% and not more than 25.00%; and (d) relates to a Financed Vehicle such that the sum of the age of such Financed Vehicle upon origination of the Auto Loan and the original term to scheduled maturity of the related Auto Loan does not exceed 96 months.

     "Eligible Servicer" means a successor servicer acceptable to the Insurer (so long as an Insurer Default has not occurred and is continuing).

     "Eligible Substitute Auto Loan" means, with respect to the end of the calendar month preceding the related date of substitution, a Substitute Auto Loan that satisfies the following criteria: (a) has an Obligor whose billing address is in the United States; (b) has never been more than 31 days past due;
(c) has an APR of at least 7.00% and not more than 25.00%; and (d) relates to a Financed Vehicle such that the sum of the age of such Financed Vehicle upon origination of the Auto Loan and the original term to scheduled maturity of the related Auto Loan does not exceed 96 months.

     "ERISA" shall have the meaning specified in Section 2.03c(v) of the Indenture.

     "Exception Report" means, with respect to an Auto Loan and the related Loan File, a report from the Indenture Trustee indicating a deficiency in such Loan File.

     "FICO Scores" means statistical guidelines used by lenders in various markets to assess a borrower's credit worthiness and measure the relative degree of risk represented by such a borrower.

     "Financed Vehicle" means a new or used automobile, light truck, van or minivan, together with all accessions thereto, securing an Obligor's indebtedness under an Auto Loan.

     "Flagship" means Flagship Credit Corporation.

     "Holder" shall have the meaning specified in the Indenture.

     "Indemnification Agreement" means the Indemnification Agreement among the Insurer, the Originator and the Underwriter, dated as of November 1, 1999, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Indenture Trustee" means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor Indenture Trustee under the Indenture.

     "Indenture Trustee's Certificate" has the meaning assigned to such term in
Section 2.2.

     "Indenture" means the Indenture dated as of November 1, 1999, between the Issuer and Harris Trust and Savings Bank, as Indenture Trustee, and Flagship, as Servicer, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Initial Portfolio Balance" means the aggregate Principal Balance as of the Cut-off Date of Auto Loans included in the Series Pool as of the Closing Date.

     "Insolvency Event" means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, Indenture Trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding- up or liquidation or such Person's affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, Indenture Trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Insurance Agreement" means the Insurance Agreement among the Issuer, Flagship LLC, Flagship, in its capacities as both the Originator and the Servicer, the Indenture Trustee and Collateral Agent, the Owner Trustee, the Special Member, the Depositor, the Back-Up Servicer and the Insurer, dated as of November 1, 1999, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Insurance Agreement Indenture Indicator" has the meaning assigned to such term in the Indenture.

     "Insurance Agreement Indicator" has the meaning set forth in the Spread Account Agreement.

     "Insurance Policy" means, with respect to an Auto Loan, any insurance policy benefiting the holder of the Auto Loan providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

     "Insurer" means MBIA Insurance Corporation, a stock insurance company organized and created under the laws of the State of New York, or its successors in interest.

     "Insurer Default" shall mean any one of the following events shall have occurred and be continuing:

          (i) the Insurer fails to make a payment required under the Policy in accordance with its terms;

          (ii) the Insurer (A) files any petition or commences any case or proceeding under any applicable federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization to be adjudicated as bankrupt or insolvent, (B) makes a general assignment for the benefit of its creditors or (C) has an order for relief entered against it under any applicable federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

          (iii) a court of competent jurisdiction or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any substantial portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any substantial portion of the property of the Insurer).

     "Issuer" means Flagship Auto Receivables Owner Trust 1999-2.

     "Level I Portfolio Performance Indicator" has the meaning set forth in the Spread Account Agreement.

     "Level I Portfolio Performance Tests" means, collectively, the Level I Delinquency Test, the Level I Cumulative Net Loss Test and the Level I Net Loss Test (as such terms are defined in the Spread Account Agreement).

     "Level II Portfolio Performance Tests" has the meaning set forth in the Spread Account Agreement.

     "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Auto Loan by operation of law.

     "LLC Agreement" means that the Flagship Auto Loan Funding LLC 1999-II limited liability company agreement dated as of October 5, 1999, including all amendments thereto.

     "Loan Files" means the documents specified in Section 2.3.

     "Moody's" means Moody's Investors Service, Inc., or its successor.

     "Note" shall have the meaning provided in Section 1.1 of the Indenture.

     "Note Majority" has the meaning assigned to such term in the Indenture.

     "Obligor" on an Auto Loan means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Auto Loan.

     "Officer's Certificate" means a certificate signed by the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, the controller or assistant treasurer or any assistant controller, secretary or assistant secretary of Copelco, the Originator or the Servicer, as appropriate.

     "Opinion of Counsel" means a written opinion of counsel who may but need not be in-house counsel to the Servicer, which counsel shall be reasonably acceptable to the Indenture Trustee and the Insurer and which opinion shall be addressed to and acceptable in form and substance to the Indenture Trustee and the Insurer.

     "Originator" means Flagship.

     "Other Conveyed Property" means all property conveyed by the Originator to Flagship LLC pursuant to Sections 1.1(ii) through (ix) of this Agreement.

     "Outstanding Portfolio Balance" means the aggregate Principal Balance of the Auto Loans at any given time.

     "Owner Trustee" means First Union National Bank (and any successor thereto or assign thereof), not in its individual capacity, but solely as Owner Trustee of the Trust under the Amended and Restated Trust Agreement of the Trust, and any other Person who shall serve as Owner Trustee of the Trust, not in its individual capacity, but solely as Owner Trustee.

     "Owner Trust Purchase Agreement" means the Owner Trust Purchase Agreement dated as of November 1, 1999 between the Depositor and the Issuer.

     "Payment Date" means, with respect to each Collection Period, the 18th day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on December 20, 1999.

     "Person" means any individual, corporation, estate, partnership, limited liability company, other entity, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Policy" means the Financial Guaranty Insurance Policy issued by the Insurer for the benefit of the Holders of the Notes issued under the Indenture, including any endorsements thereto.

     "Portfolio Performance Indicators" means the Level I Portfolio Performance Indicators and the Insurance Agreement Indicators.

     "Portfolio Performance Tests" means the Level I Portfolio Performance Tests and the Level II Portfolio Performance Tests..

     "Principal Balance" of an Auto Loan, as of the close of business on the last day of a Collection Period means the Amount Financed minus the sum of the following amounts without duplication: (i) that portion of all Scheduled Payments actually received on or prior to such day allocable to principal using the Simple Interest Method; (ii) any payment of the Purchase Amount with respect to the Auto Loan allocable to principal; (iii) any Cram Down Loss in respect of such Auto Loan; and (iv) any prepayment in full or any partial prepayment applied to reduce the principal balance of the Auto Loan.

     "Prospectus Supplement" means the prospectus supplement dated November 17, 1999 to the prospectus of the Issuer dated November 8, 1999.

     "Purchase Amount" means, with respect to an Auto Loan, the amount, as of the close of business on the last day of a Collection Period, required to prepay in full such Auto Loan under the terms thereof including the outstanding Principal Balance of the related Auto Loans plus all accrued and unpaid interest and interest to the end of the month of purchase, in the event such Auto Loan has been repurchased by the Originator, Flagship LLC or by the Servicer pursuant to the terms of the Transaction Documents.

     "Purchased Auto Loan" means an Auto Loan purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to
Section 3.7, Section 7.1(a) or Section 4.06 of the Indenture or repurchased by the Originator or the Servicer pursuant to Section 2.2 or Section 2.4 hereof.

     "Rating Agency" means each of Moody's, Standard & Poor's and DCR and any successors thereof. If no such organization or successor maintains a rating on the Notes, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Insurer (so long as an Insurer Default shall not have occurred and be continuing), notice of which designation shall be given to the Indenture Trustee and the Servicer.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Originator, the Servicer, the Insurer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes without regard to the Policy.

     "Responsible Officer" shall have the meaning specified in the Indenture.

     "Schedule of Auto Loans" means the schedule of all retail installment sales contracts and promissory notes held as part of the Series Pool which is attached hereto as Schedule A, as amended or supplemented from time to time.

     "Scheduled Payment" means, with respect to any Collection Period for any Auto Loan, the amount set forth in such Auto Loan as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments pursuant to Section 3.2 or any rescheduling of payments in any insolvency or similar proceedings).

     "Series Pool" has the meaning assigned thereto in the Indenture.

     "Servicer" means Flagship Credit Corporation, as the servicer of the Auto Loans, and each successor Servicer pursuant to Section 6.3.

     "Servicer's Certificate" means a certificate completed and executed by a Servicing Officer and delivered pursuant to Section 3.9, substantially in the form of Exhibit B.

     "Servicer Termination Event" means an event specified in Section 6.1.

     "Servicing Fee" has the meaning specified in Section 3.8.

     "Servicing Officer" means any Person whose name appears on a list of Servicing Officers delivered to the Indenture Trustee and the Insurer, as the same may be amended from time to time.

     "Simple Interest Method" means the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the APR multiplied by the unpaid balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and the actual number of days in the calendar year) elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

     "Simple Interest Receivable" means an Auto Loan under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

     "Special Member" means Flagship Special Member, Inc., a Delaware corporation.

     "Spread Account" means the account designated as such, established and maintained pursuant to the Spread Account Agreement.

     "Spread Account Agreement" means the Spread Account Agreement dated as of November 1, 1999 among the Insurer, the Issuer and the Indenture Trustee and Collateral Agent, as the same may be modified, supplemented or otherwise amended in accordance with the terms thereof.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, or its successor.

     "Substitute Auto Loans" has the meaning assigned to such term in Section
2.6 hereof.

     "Transaction Documents" means this Agreement, the Trust Agreement, the Indenture, the Depositor Purchase Agreement, the Owner Trust Purchase Agreement, the Spread Account Agreement, the Insurance Agreement, the Indemnification Agreement, the LLC Agreement, the Guaranty Agreement, and the other documents and certificates delivered in connection therewith.

     "Trust Agreement" has the meaning assigned to that term in the Owner Trust Purchase Agreement.

     "Trust Receipt" has the meaning assigned thereto in Section 2.5.

     "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

     "Underwriter" means Prudential Securities Incorporated.

     Other Definitional Provisions.

     (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) Accounting terms used but not defined or partly defined in this Agreement, in any instrument governed hereby or in any certificate or other document made or delivered pursuant hereto, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

     (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     (e) Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

     (f) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (g) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as the same may from time to time be amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments and instruments associated therewith; all references to a Person include its permitted successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                FLAGSHIP AUTO RECEIVABLES OWNER
                                  TRUST 1999-2, as Issuer

                                By: FIRST UNION NATIONAL BANK, not in
                                    its individual capacity, but solely as Owner
                                    Trustee

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    FLAGSHIP AUTO LOAN FUNDING LLC
                                      1999-II, as Purchaser

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    FLAGSHIP CREDIT CORPORATION, as
                                       Originator and Servicer

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    HARRIS TRUST AND SAVINGS BANK, not in
                                       its individual capacity, but solely
                                       as Indenture Trustee


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    COPELCO FINANCIAL SERVICES GROUP,
                                       INC., as Back-Up Servicer


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------